AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CARRIAGE SERVICES, INC.

          (Pursuant to Sections 242 and 245 of the General Corporation
                          Law of the State of Delaware)

      Carriage Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is Carriage Services, Inc. and the name under which the Corporation was originally incorporated was Carriage Funeral Services, Inc. The date of filing of the Corporation's original Certificate of Incorporation was December 29, 1993.

      2. This Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

      3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read in full as set forth herein and in Exhibits A, B, C and D hereto containing the Amended and Restated Certificates of Designation, Preferences, Rights and Limitations of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively:

                                   ARTICLE I.

      The name of the Corporation is Carriage Services, Inc.

                                   ARTICLE II

      The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

                                   ARTICLE IV.

      The total number of shares of stock that the Corporation shall have authority to issue is, 80,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii)15,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and (iii) 15,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"; the Class A Common Stock and the Class B Common Stock are collectively referred to as "Common Stock").

      Effective upon filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, 1996, each issued and outstanding share of previously authorized common stock of the Corporation ("Old Common Stock") shall represent one validly issued, fully paid and non-assessable share of Class B Common Stock. Each certificate which theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock; PROVIDED, HOWEVER, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class B Common Stock to which such person is entitled.

      The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

1.    Provisions Relating to the Common Stock.

      (a) DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock. No dividend shall be declared or paid in respect of any Common Stock unless the holders of both the Class A Common Stock and the Class B Common Stock receive the same per share dividend, payable in the same amount and type of consideration, as if such classes constituted a single class, except that if any dividend is declared that is payable in shares of Class A Common Stock or Class B Common Stock, such dividend shall be declared and paid at the same rate per share with respect to the Class A Common Stock and the Class B Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable only in shares of Class A Common Stock and the dividend payable on shares of Class B Common Stock shall be payable only in shares of Class B Common Stock.

      (b) LIQUIDATION RIGHTS. The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference, distributing such proceeds pro-rata among the holders of Common Stock. The holders of the Class A Common Stock and the Class B Common Stock shall participate in such assets as if such classes constituted a single class of stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

      (c)   VOTING RIGHTS.

            (i) Except as may otherwise be expressly required by the General Corporation Law of Delaware, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class, provided, however, that with respect to each matter properly brought before the shareholders for their consideration and vote, each share of Class A Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote and each share of Class B Common Stock shall entitle the registered holder thereof to ten votes on all matters brought before the common stockholders of the Corporation for a vote.

            (ii) In the case of each share of Class B Common Stock held of record by a bank, voting trustee, broker, dealer, clearing agency, or any nominee thereof, or by any other nominee of the beneficial owner of such share, the registered holder of such share will be entitled, notwithstanding the foregoing limitation, to cast ten votes with respect to such share if such holder shall establish to the satisfaction of the Corporation that such share has been beneficially owned continuously from the date of issuance by the original beneficial owner (whose name and address must be specified to the Corporation), or by a Permitted Transferee (as defined in paragraph 1(e) of
Article IV hereof) of such original beneficial owner. Any such registered holder who wishes to cast ten votes per share shall file with the transfer agent for the Class B Common Stock a certificate, on a form that will be mailed to such holder by such transfer agent on request, certifying as to the information specified in the preceding sentence and specifying the date on which such holder desires to exercise voting rights (the "Voting Date"). Any such certificate shall be deemed filed only if received by the transfer agent not less than ten nor more than 30 days prior the Voting Date. If such certificate shall not establish to the satisfaction of the Corporation that the registered holder is entitled to cast ten votes per share, then, within five business days after the receipt thereof by the transfer agent, the Corporation shall mail to the person filing such certificate a notice that describes the deficiency and, unless the Corporation determines that such person shall have a reasonable opportunity to cure such deficiency prior to the Voting Date, notifies such person that such person shall be entitled to only one vote per share on the Voting Date.

      (d)   CONVERSION BY REGISTERED HOLDER.

            (i) Each share of Class B Common Stock shall be convertible at any time, at the option of the registered holder thereof, into one fully paid and nonassessable share of Class A Common Stock of the Corporation.

            (ii) No fractional shares of Class A Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder an amount in cash equal to the fair market value of such fractional share.

            (iii) To convert shares of Class B Common Stock under this paragraph 1(d), the registered holder thereof shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the registered holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the shares of Class B Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and the Corporation that such holder elects to convert all or part of the shares represented thereby, stating therein the names or names (with the address or addresses) in which the certificate or certificates for shares of Class A Common Stock are to be issued.

            (iv) If the registered holder fully complies with paragraph (iii), the Corporation shall, as soon as practicable thereafter, instruct the transfer agent to deliver to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of a fractional share, along with a certificate representing any shares of Class B Common Stock that the holder has not elected to convert hereunder but which constituted part of the shares of Class B Common Stock represented by the certificate or certificates surrendered.

            (v) Shares of Class B Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such time.

            (vi) If the Corporation shall in any manner split or subdivide the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

            (vii) When shares of Class B Common Stock have been converted pursuant to this paragraph (d), they shall be irrevocably canceled and not reissued.

      (e) AUTOMATIC CONVERSION. Any shares of Class B Common Stock outstanding on December 31, 2001, without further action of the holder thereof, shall be automatically converted into shares of Class A Common Stock and certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter represent the like number of shares of Class A Common Stock.

      (f) TRANSFERS OF CLASS B COMMON STOCK. No person holding any share of Class B Common Stock shall transfer, and the Corporation shall not register (nor permit the transfer agent for the Class B Common Stock to register) the transfer of, any shares of Class B Common Stock or any interest therein, whether by sale, assignment, gift, bequest, pledge, hypothecation, encumbrance, or any other disposition, except to a "Permitted Transferee" of such person (as defined below in this paragraph). If a holder of shares of Class B Common Stock transfers any such shares to any person or entity other than a "Permitted Transferee," such transfer, without any further action of the parties or the Corporation, shall automatically and irrevocably convert such shares into an equal number of shares of Class A Common Stock from the date of such transfer. The term "Permitted Transferee" shall mean only:

            (i) the spouse and any lineal descendant (including adopted children) of any person duly holding shares of Class A Common Stock (a "Qualified Holder"), and any spouse of any such lineal descendant (all such spouses and lineal descendants being hereinafter referred to as "Family Members");

            (ii) the trustee of a trust for the sole benefit of a Qualified Holder or Family Members;

            (iii) a partnership made up exclusively of Qualified Holders or Family Members or a corporation or limited liability company wholly owned by Qualified Holders or Family Members, provided, however, that as of the date that such partnership, corporation or company no longer comprised of or owned exclusively by Qualified Holders or Family Members, such partnership, corporation or company will no longer be a Permitted Transferee and any Class B Common Stock held by it shall automatically and irrevocably be converted into Class A Common Stock without any further action of the parties or the Corporation; or

            (iv) the executor, administrator or personal representative of the estate of a qualified holder or of any Family Member, or the guardian or conservator of a Qualified Holder or any Family Member who has been adjudged disabled by a court of competent jurisdiction.

2.    Provisions Relating to the Preferred Stock.

      (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

      (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

            (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

            (ii) the number of shares to constitute the class or series and the designations thereof;

            (iii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

            (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

            (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

            (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

            (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

            (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

            (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

      (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

3.    General.

      (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

      (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                  ARTICLE V.

      The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

      (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

      (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1997, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1998, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 1999, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1997, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article V, the majority of the whole board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

      (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

      (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

      (e) Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                  ARTICLE VI.

      All of the power of the Corporation, insofar as it may be lawfully vested by this Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the by-laws with respect to any provision thereof) shall have the power to adopt, amend, and repeal the by-laws of the Corporation; (2) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (3) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (4) notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the by-laws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the by-laws and by the vote of the holders of not less than a majority of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class, or such higher vote as is set forth in the by-laws. In the event of a direct conflict between the by-laws of the Corporation and this Restated Certificate of Incorporation, the provisions of this Restated Certificate of Incorporation shall be controlling. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                 ARTICLE VII.

      Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 ARTICLE VIII.

      Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than sixty (60) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                  ARTICLE IX.

      No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X

      The Corporation shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer

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
of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this
Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this
Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                  ARTICLE XI

      Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                  ARTICLE XII

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article XI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article XI, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

      4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware.

      IN WITNESS WHEREOF, said Carriage Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Melvin C. Payne, its President, this day of July, 1996.


                                    Carriage Services, Inc.

                                    By: ___________________________________
                                          Melvin C. Payne, President

                            CERTIFICATE OF CORRECTION
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CARRIAGE SERVICES, INC.

            Carriage Services, Inc., a Delaware corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, and originally incorporated under the name of Carriage Funeral Services, Inc., DOES HEREBY CERTIFY:

      1.    The name of the corporation is Carriage Services, Inc.

      2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 3, 1996, and said Amended and Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect of the Amended and Restated Certificate of Incorporation to be corrected is as follows: (i) the letter "A" following the word Class contained in the second line of Section 1(f)(i) of Article IV should be deleted and the letter "B" inserted in lieu thereof.

      4. Section 1(f)(i) of Article IV of the Amended and Restated Certificate of Incorporation is corrected to read as follows:

                  "(i) the spouse and any lineal descendant (including adopted children) of any person duly holding shares of Class B Common Stock (a "Qualified Holder"), and any spouse of any such lineal descendant (all such spouses and lineal descendants being hereinafter referred to as "Family Members");"

      IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate of Correction the ________ day of September, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By:_________________________________________
                                          Melvin C. Payne, President

                                                                     Exhibit A

                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

      Pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated January 14, 1994, duly adopted a resolution providing for the issuance of a series of Seven Million (7,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series A Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof. The following is a restatement of the original Certificate of Designation, Preferences, Rights and Limitations to reflect amendments to the original resolution that were adopted by the stockholders of the Corporation, including the holders of the Series A Preferred Stock, by written consent pursuant to Section 228 of the General Corporation Law of Delaware:

            There shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series A Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of Seven Million (7,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      1. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Act" means the General Corporation Law of Delaware, as amended, or any successor state statute.

                  (b) "Board of Directors" means the Board of Directors of the
            Corporation.

                  (c) "Common Stock" means (i) shares of Class A Common Stock, or (ii) shares of Class B Common Stock, as applicable. "Class A Common Stock" means the Corporation's Class A Common Stock, par value $.01 per share. "Class B Common Stock" means the Corporation's Class B Common Stock, par value $.01 per share.

                  (d) "Fiscal Year" means the fiscal year of the Corporation determined from time to time by the Board of Directors for financial reporting purposes.

                  (e) "Initial Public Offering" means an underwritten public offering of either Class A Common Stock or Class B Common Stock pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation).

                  (f) "Major Transaction" means a single transaction involving, or a series of transactions having the cumulative effect of, the sale of all or substantially all of the assets or the outstanding capital stock of the Corporation, or a merger or consolidation of the Corporation with or into another corporation or other entity in which the Corporation is not the survivor, or any combination of the foregoing involving the Corporation or one or more of its subsidiaries.

                  (g) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (h) "Preferred Stock" means shares of any series of the Corpo-
            ration's Preferred Stock, $.01 par value per share.

                  (i) "Return Amount" means an amount expressed in dollars
            computed by multiplying the Return Percentage times $1.00 (in the case of Series A Preferred Stock) or the initial Conversion Price under Section 5(c) below (in the case of Class B Common Stock), as the case may be.

                  (j) "Return Percentage" means, for any given period of time, the aggregate percentage computed at the rate of five percent (5%) per annum from the date of issuance of the Series A Preferred Stock through the date in question.

                  (k) "Securities Act" means the Securities Act of 1933, as amended.

                  (l) "Series A Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series A Preferred Stock, $.01 par value per share.

                  (m) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

                  (n) Whenever any reference is made herein to the outstanding shares of Common Stock determined "on a fully diluted basis," such reference shall mean the total number of shares of Common Stock which would be outstanding after giving effect to the full conversion, exercise or exchange of all capital stock, convertible notes, warrants, options and other securities convertible or exercisable into or exchangeable with the Common Stock, including (without limitation) the Series A Preferred Stock, without regard to vesting rights and other similar contingencies.

      2. DIVIDENDS. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends on account of such shares only when and as declared by the Board of Directors.

      3.    REDEMPTION.

                  (a) MANDATORY REDEMPTION. On December 31, 2003, the
            Corporation shall redeem all of the shares of Series A Preferred Stock then outstanding (subject, however, to the right of the holders of the Series A Preferred Stock to convert their shares pursuant to Section 5), at a redemption price of $1.50 per share.

                  (b) GENERAL. From and after the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series A Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series A Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no shares of Series A Preferred Stock shall be issued in lieu thereof.

      4.    PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4, unless pursuant to such event or transaction the Corporation is permanently or indefinitely ceasing its business activities in the funeral service industry.

                  (b) SERIES A PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Series A Preferred Stock equal to (i) $1.25, if such proceedings occur on or before December 31, 1998, or (ii) $1.00 plus the Return Amount, if such proceedings occur after December 31, 1998 (in either event the "Liquidation Preference"), or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to them of such Liquidation Preference per share, the assets of the Corporation shall be distributed to the holders of the Series A Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series A Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares.

      5. CONVERSION. The Series A Preferred Stock shall be convertible into Class B Common Stock in accordance with the following provisions of this Section 5.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series A Preferred Stock shall have the right at such holder's option, at any time prior to December 31, 2003, to convert all or any portion of such holder's shares of Series A Preferred Stock into fully paid and nonassessable shares of Class B Common Stock, at the Conversion Price (hereafter defined) in effect on the Conversion Date (hereafter defined), upon the terms hereinafter set forth. In the event of any mandatory redemption of Series A Preferred Stock under
            Section 3, each holder of Series A Preferred Stock may elect to convert all or any portion of such holder's shares into Class B Common Stock pursuant to this Section 5, in which case the provisions of this Section 5 shall govern and control as to the shares so converted.

                  (b) AUTOMATIC CONVERSION. On the date that either (i) a
            registration statement that has been filed with the Securities and Exchange Commission with respect to an Initial Public Offering shall become effective under the Securities Act, in which the public offering price per share is at least equal to one hundred twenty-five percent (125%) of the Conversion Price then in effect, or (ii) a Major Transaction has occurred, in which the net proceeds that the Board of Directors in good faith determines will be paid to a holder of Common Stock therefrom is anticipated to be at least equal to one hundred twenty-five percent (125%) of the Conversion Price then in effect, then in either such event each share of Series A Preferred Stock then outstanding shall be automatically converted into shares of Class B Common Stock in accordance with the following provisions of this Section 5. In the case of net proceeds from a Major Transaction other than in cash, the value of such proceeds shall be determined by the Board of Directors, and for purposes of this paragraph (b) and paragraph (f)(vii) below, the good faith determination of the Board of Directors shall be conclusive. Notwithstanding that any certificates for shares of Series A Preferred Stock shall not have been surrendered for cancellation, the shares of Series A Preferred Stock so converted shall no longer be deemed outstanding, and the holders of certificates representing such shares of Series A Preferred Stock shall have, from and after the date referred to above, the same rights in or with respect to the Corporation has holders of shares of the number of shares of Class B Common Stock into which such shares of Series A Preferred Stock have been so converted. Each such holder shall have the right, upon surrender of such certificates, to receive from the Corporation a certificate or certificates representing the number of shares of Class B Common Stock calculated in accordance with the following provisions of this Section 5 registered in the name of such holder. Within 30 days following the effective date of such registration statement or the consummation of such Major Transaction, the Corporation shall deliver to each holder whose shares of Series A Preferred Stock have been converted into Class B Common Stock as provided hereunder a written notice setting forth the fact and effective date of such conversion, the number of shares of Class B Common Stock into which such holder's shares of Series A Preferred Stock were converted, and a statement that such holder is entitled to receive a new certificate representing such number of shares of Class B Common Stock in exchange for the certificates representing such holder's shares of Series A Preferred Stock; provided, however, that the failure of the Corporation to provide such notice to any holder or any deficiency in any such notice shall not impair or affect the automatic conversion of such holder's Series A Preferred Stock into Class B Common Stock as provided herein.

                  (c) CONVERSION PRICE. The shares of Series A Preferred Stock to be converted shall be convertible into the number of shares of Class B

            Common Stock as is determined by multiplying the number of shares of Series A Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Class B Common Stock shall initially be issuable upon conversion of shares of Series A Preferred Stock shall be $3.57-1/7 per share (subject to adjustment for certain events including subdivisions and combinations of the Common Stock and as provided below, hereafter the "Conversion Price").

                  (d) MECHANICS OF CONVERSION. The holder of any shares of
            Series A Preferred Stock may exercise the conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered, and automatic conversion under paragraph (b) shall be deemed to have been effected as therein provided; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Class B Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (e) below. The person in whose name the certificate or certificates of Class B Common Stock are to be issued shall be deemed to have become a holder of record of such Class B Common Stock on the Conversion Date.

                  (e) FRACTIONAL SHARES. No fractional shares of Class B Common
            Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Class B Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the number of full shares of Class B Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series A Preferred Stock not converted into Class B Common Stock in an amount equal to $1.00 per share of Series A Preferred Stock.

                  (f) CONVERSION PRICE ADJUSTMENTS. The Conversion Price and the
            number of shares of Class B Common Stock issuable upon conversion ("Conversion Shares") shall be subject to adjustment from time to time as follows:

                        (i) CERTAIN ISSUANCES OF EQUITY STOCK. If, at any time following issuance of any Series A Preferred Stock, the

                  Corporation issues any Common Stock, or any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock, or any warrant, option or other right to subscribe for or purchase Common Stock or any security or evidence of indebtedness which is convertible or exchangeable for Common Stock (hereinafter, "Equity Stock"), other than Excluded Stock (as defined in clause (D) below), for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price shall immediately be reduced to a price per share determined by dividing (x) an amount equal to the sum of
                  (i) the number of shares of Equity Stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (ii) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Equity Stock of the Corporation outstanding immediately after such issue or sale. The number of shares of Equity Stock outstanding at any given time for the purposes of the foregoing computation means the shares of Common Stock outstanding together with all shares of Common Stock issuable upon conversion or exercise of any such Equity Stock, excluding any shares of Common Stock previously outstanding that have been reacquired by the Corporation and constitute treasury shares.

                        For purposes of any adjustment of the Conversion Price
                  pursuant to this subparagraph (i) of this Section 5(f), the following provisions shall be applicable:

                              (A) CASH. In the case of the issuance of Equity
                        Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Equity Stock before deducting therefrom any discounts, commissions, taxes, legal and accounting fees or other expenses allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B) CONSIDERATION OTHER THAN CASH. In the case of
                        the issuance of Equity Stock (other than as described in clause (C) below) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors in good faith.

                              (C) OPTIONS AND CONVERTIBLE SECURITIES, ETC. In
                        the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock or other Equity Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock or other Equity Stock (whether or not at the time so convertible or exercisable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exer- cisable):

                                    (1) the aggregate maximum number of shares
                              of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the aggregate consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the aggregate minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                              of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                    (3)   on any change in the number of
                              shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of the terms of such options, warrants, rights or convertible or exchangeable securities as so changed;

                                    (4) on the expiration or cancellation of any
                              such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                    (5) regardless of whether the Conversion
                              Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

                              PROVIDED, HOWEVER, that no adjustment pursuant to
                        this clause (C) shall have the effect of increasing the Conversion Price above the initial Conversion Price.

                              (D) EXCLUDED STOCK. For purposes hereof, "Excluded
                        Stock" means shares of Common Stock issued or reserved for issuance by the Corporation (i) upon conversion of the Series A Preferred Stock, (ii) pursuant to a stock dividend, subdivision or split-up covered by paragraph
                        (ii)
                        of this Section 5(f), (iii) to any one or more unaffiliated persons with whom the Corporation or one or more of its subsidiaries effect a business combination (however structured), whether issued in shares of Common Stock or other securities convertible into or exchangeable with the Common Stock, and (iv) upon exercise of options issued to employees of the Corporation or its subsidiaries (other than employees who were the record holders of any Common Stock on December 31, 1993) entitling them to acquire Common Stock at a price per share less than the Conversion Price, provided that such exercise price per share is not less than the fair market value per share of Common Stock determined in good faith by the Board of Directors at the time such options are granted.

                        (ii) STOCK DIVIDENDS. If the number of shares of Class B
                  Common Stock outstanding at any time after the issuance of any Series A Preferred Stock is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or split-up of shares of Class B Common Stock, then immediately after the record date fixed for the determination of holders of Class B Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately decreased and the number of Conversion Shares proportionately increased so that the holders of any shares of Series A Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

                        (iii) COMBINATION OF STOCK. If the number of shares of
                  Class B Common Stock outstanding at any time after issuance of any class of Series A Preferred Stock is decreased by a combination of the outstanding shares of Class B Common Stock, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased and the number of Conversion Shares proportionately decreased so that the holders of any shares of Series A Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

                        (iv) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, or in the case of any distribution of cash (other than dividends not exceeding net income earned in the current fiscal year to the date on which such dividend is declared) or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Stock) to the holders of its Common Stock, each share of Series A Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution, be convertible into the number of shares of stock or other securities or property to which the Class B Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution) upon conversion of such share of Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer or such distribution in place of (or in addition to, in the case of any such event after which Class B Common Stock remains outstanding) the shares of Class B Common Stock into which such share of Series A Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock. The subdivision or combination of shares of Class B Common Stock issuable upon conversion of shares of Series A Preferred Stock at any time outstanding into a greater or lesser number of shares of Class B Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Class B Common Stock of the Corporation for the purposes of this subparagraph
                  (iii).

                        (v) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (f) to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.10, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.10 or more.

                        (vi) TIMING OF ISSUANCE OF ADDITIONAL CLASS B COMMON
                  STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (f) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class B Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Class B Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED, HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                        (vii) ADJUSTMENT IF NO INITIAL PUBLIC OFFERING OR MAJOR
                  TRANSACTION. If on or before December 31, 2000 there has not occurred an Initial Public Offering or a Major Transaction in which the public offering price per share in the Initial Public Offering, or the net proceeds that the Board of Directors in good faith determines will be paid to a holder of Common Stock from the Major Transaction, as the case may be, is at least equal to the Conversion Price then in effect plus the Return Amount, then the Conversion Price then in effect for the Series A Preferred Stock shall be automatically reduced effective as of such date to a price per share determined by reducing the initial Conversion Price under paragraph (c) above to $2.65 per share, and then adjusting the initial Conversion Price (as so reduced) to give effect to any other adjustments to the Conversion Price under this paragraph
                  (f) which have occurred after the date of issuance of the Series A Preferred Stock and prior to the date of adjustment under this subparagraph (vii).

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion
            Price shall be adjusted as provided in paragraph (f), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series A Preferred Stock at his or its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (g) below.

                  (h) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii) or (iii) of paragraph (f) above, the Corporation shall give notice to each holder of the Series A Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (i) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Class B Common Stock of the Corporation or other securities or property upon conversion of the shares of Series A Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

                  (j) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Class B Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock, sufficient shares of Class B Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series A Preferred Stock.

                  (k) APPROVALS. If any shares of Class B Common Stock or other securities to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (l) VALID ISSUANCE. All shares of Class B Common Stock or
            other securities which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      6.    VOTING RIGHTS.

                  (a) GENERAL. Except as otherwise provided by law and as
            provided in paragraph (b) below, the holders of Series A Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

                  (b) SPECIAL VOTING REQUIREMENTS. Without the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, the Corporation shall not (i) amend, alter or repeal any provision of this Certificate of Designation so as to adversely affect the rights or powers of any of the Series A Preferred Stock, or (ii) issue any additional shares of another class or series of Preferred Stock that has a liquidation preference which is superior to the preference given to Series A Preferred Stock under Section 4 herein.

                  (c) NOTICE OF CERTAIN STOCKHOLDER ACTIONS. If any action is taken by the written consent of less than all of the stockholders of the Corporation based upon any proposal submitted for consideration by the Board of Directors, then the Corporation shall, prior to the time such action by written consent is to become effective, send a written notice, by mail, first class postage prepaid, to each holder of the Series A Preferred Stock, at his or its address appearing on the Corporation's records, setting forth a description of the action to be so taken. The failure of the Corporation to give the foregoing notice shall not affect or impair the validity of the action so taken. The foregoing notice requirement shall not confer upon any holder of the Series A Preferred Stock any voting rights that are not otherwise expressly granted herein.

      7. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, neither the shares of Series A Preferred Stock nor the shares of Common Stock shall have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                                                       Exhibit B

                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

      Pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated October 26, 1994, duly adopted a resolution providing for the issuance of a series of One Million (1,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series B Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof. The following is a restatement of the original Certificate of Designation, Preferences, Rights and Limitations to reflect amendments to the original resolution that were adopted by the stockholders of the Corporation, including the holders of the Series B Preferred Stock, by written consent pursuant to Section 228 of the General Corporation Law of Delaware:

            There shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series B Preferred Stock" (herein referred to as "Series B Preferred Stock"), consisting of One Million (1,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      8. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Act" means the General Corporation Law of Delaware, as amended, or any successor state statute.

                  (b) "Board of Directors" means the Board of Directors of the
            Corporation.

                  (c) "Common Stock" means (i) shares of Class A Common Stock, or (ii) shares of Class B Common Stock, as applicable. "Class A Common Stock" means the Corporation's Class A Common Stock, par value $.01 per share. "Class B Common Stock" means the Corporation's Class B Common Stock, par value $.01 per share.

                  (d) "Fiscal Year" means the fiscal year of the Corporation determined from time to time by the Board of Directors for financial reporting purposes.

                  (e) "Initial Public Offering" means an underwritten public offering of either Class A Common Stock or Class B Common Stock pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation).

                  (f) "Major Transaction" means a single transaction involving, or a series of transactions having the cumulative effect of, the sale of all or substantially all of the assets or the outstanding capital stock of the Corporation, or a merger or consolidation of the Corporation with or into another corporation or other entity in which the Corporation is not the survivor, or any combination of the foregoing involving the Corporation.

                  (g) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (h) "Preferred Stock" means shares of any series of the Corpo-
            ration's Preferred Stock, $.01 par value per share.

                  (i) "Securities Act" means the Securities Act of 1933, as amended.

                  (j) "Senior Stock" means the series of Preferred Stock
            designated by the Corporation as its Series A Preferred Stock, $.01 par value per share, and the series of Preferred Stock designated by the Corporation as its Series C Preferred Stock, $.01 par value per share.

                  (k) "Series B Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series B Preferred Stock, $.01 par value per share.

                  (l) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

      9. DIVIDENDS. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends on account of such shares only when and as declared by the Board of Directors out of funds legally available therefor. The declaration or payment of dividends in respect of any other class or series of the Corporation's stock by authority of the Board of Directors shall not confer upon the holders of the Series B Preferred Stock any right or preference to receive any dividend in respect of such shares.

      10.   PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 3.

                  (b) SERIES B PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, but subject to any distribution to the holders of the Senior Stock in respect of such shares and any other preferential class or series of capital stock of the Corporation, an amount in cash for each share of Series B Preferred Stock equal to $1.00, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series B Preferred Stock as aforesaid shall be insufficient to permit the payment to them (together with any distributions to the holders of any other class or series of the Corporation's stock which ranks pari passe with the Series B Preferred Stock) of $1.00 per share, the assets of the Corporation shall be distributed to the holders of the Series B Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled but subject to any distribution of the assets of the Corporation in respect of the Senior Stock and any other preferential class or series of capital stock of the Corporation. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series B Preferred Stock, the remainder of the assets of the

            Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock (and any other shares of the Corporation's stock which rank inferior to the Series B Preferred Stock) then outstanding according to their respective shares.

      11. CONVERSION. The Series B Preferred Stock shall be convertible into Class B Common Stock in accordance with the following provisions of this Section 4.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 4, each holder of shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, from and after the date of original issuance to convert all or any part of his shares of Series B Preferred Stock into fully paid and nonassessable shares of Class B Common Stock, at the Conversion Price (hereafter defined) in effect on the Conversion Date (hereafter defined), upon the terms hereinafter set forth.

                  (b) AUTOMATIC CONVERSION. On the date that either (i) a
            registration statement that has been filed with the Securities and Exchange Commission with respect to an Initial Public Offering shall become effective under the Securities Act, or (ii) a Major Transaction has occurred, then in either such event each share of Series B Preferred Stock then outstanding shall be automatically converted into shares of Class B Common Stock in accordance with the following provisions of this Section 4. Notwithstanding that any certificates for shares of Series B Preferred Stock shall not have been surrendered for cancellation, the shares of Series B Preferred Stock so converted shall no longer be deemed outstanding, and the holders of certificates representing such shares of Series B Preferred Stock shall have, from and after the date referred to above, the same rights in or with respect to the Corporation as holders of shares of the number of shares of Class B Common Stock into which such shares of Series B Preferred Stock have been so converted. Each such holder shall have the right, upon surrender of such certificates, to receive from the Corporation a certificate or certificates representing the number of shares of Class B Common Stock calculated in accordance with the following provisions of this
            Section 4 registered in the name of such holder. Within 30 days following the effective date of such registration statement or the consummation of such Major Transaction, the Corporation shall deliver to each holder whose shares of Series B Preferred Stock have been converted into Class B Common Stock as provided hereunder a written notice setting forth the fact and effective date of such conversion, the number of shares of Class B Common Stock into which such holder's shares of Series B Preferred Stock were converted, and a statement that such holder is entitled to receive a new certificate representing such number of shares of Class B Common Stock in exchange for the certificates representing such holder's shares of Series B Preferred Stock; provided, however, that the failure of the Corporation to provide such notice to any holder or any deficiency in any such notice shall not impair or affect the automatic conversion of such holder's Series B Preferred Stock into Class B Common Stock as provided herein.

                  (c) CONVERSION PRICE. The shares of Series B Preferred Stock to be converted shall be convertible into the number of shares of Class B Common Stock as is determined by multiplying the number of shares of Series B Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Class B Common Stock shall initially be issuable upon conversion of shares of Series B Preferred Stock shall be an amount per share determined from time to time by the Board of Directors at the time of issuance of any shares of Series B Preferred Stock (subject to adjustment as provided below, hereafter the "Conversion Price"). The initial Conversion Price upon issuance of any given shares of Series B Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares were authorized to be issued, and the Conversion Price for such shares shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (d) MECHANICS OF CONVERSION. The holder of any shares of
            Series B Preferred Stock may exercise the conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered, and automatic conversion under paragraph (b) shall be deemed to have been effected as therein provided; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Class B Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (e) below. The person in whose name the certificate or certificates of Class B Common Stock are to be issued shall be deemed to have become a holder of record of such Class B Common Stock on the Conversion Date.

                  (e) FRACTIONAL SHARES. No fractional shares of Class B Common
            Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Class B Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the number of full shares of Class B Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series B Preferred Stock not con-verted into Class B Common Stock in an amount equal to $1.00 per share of Series B Preferred Stock.

                  (f) CONVERSION PRICE ADJUSTMENTS. The Conversion Price and the
            number of shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                          (i) STOCK DIVIDENDS. If the number of shares of Class
                  B Common Stock outstanding at any time after the issuance of any Series B Preferred Stock is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or split-up of shares of Class B Common Stock, then immediately after the record date fixed for the determination of holders of Class B Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately decreased and the number of shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased so that the holders of any shares of Series B Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                         (ii) COMBINATION OF STOCK. If the number of shares of
                  Common Stock outstanding at any time after issuance of any class of Series B Preferred Stock is decreased by a combination of the outstanding shares of Class B Common Stock, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately decreased so that the holders of any shares of Series B Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                        (iii) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Class B Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series B Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Class B Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series B Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Class B Common Stock remains outstanding) the shares of Class B Common Stock into which such share of Series B Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. The subdivision or combination of shares of Class B Common Stock issuable upon conversion of shares of Series B Preferred Stock at any time outstanding into a greater or lesser number of shares of Class B Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Class B Common Stock of the Corporation for the purposes of this subparagraph
                  (iii).

                         (iv) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (f) to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                          (v) TIMING OF ISSUANCE OF ADDITIONAL CLASS B COMMON
                  STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (f) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class B Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Class B Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED,

                  HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion
            Price shall be adjusted as provided in paragraph (f), the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series B Preferred Stock at his or its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (h) below.

                  (h) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii) or (iii) of paragraph (f) above, the Corporation shall give notice to each holder of the Series B Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (i) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Class B Common Stock of the Corporation or other securities or property upon conversion of the shares of Series B Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

                  (j) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Class B Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series B Preferred Stock, sufficient shares of Class B Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series B Preferred Stock.

                  (k) APPROVALS. If any shares of Class B Common Stock or other securities to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (l) VALID ISSUANCE. All shares of Class B Common Stock or
            other securities which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      12. VOTING RIGHTS. Except as provided by law, the holders of Series B Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

      13. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, neither the shares of Series B Preferred Stock nor the shares of Common Stock shall have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                                                       Exhibit C

                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

      Pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated October 26, 1994, duly adopted a resolution providing for the issuance of a series of One Million (1,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series B Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof. The following is a restatement of the original Certificate of Designation, Preferences, Rights and Limitations to reflect amendments to the original resolution that were adopted by the stockholders of the Corporation, including the holders of the Series B Preferred Stock, by written consent pursuant to Section 228 of the General Corporation Law of Delaware:

            There shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series B Preferred Stock" (herein referred to as "Series B Preferred Stock"), consisting of One Million (1,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      14. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Act" means the General Corporation Law of Delaware, as amended, or any successor state statute.

                  (b) "Board of Directors" means the Board of Directors of the
            Corporation.

                  (c) "Common Stock" means (i) shares of Class A Common Stock, or (ii) shares of Class B Common Stock, as applicable. "Class A Common Stock" means the Corporation's Class A Common Stock, par value $.01 per share. "Class B Common Stock" means the Corporation's Class B Common Stock, par value $.01 per share.

                  (d) "Fiscal Year" means the fiscal year of the Corporation determined from time to time by the Board of Directors for financial reporting purposes.

                  (e) "Initial Public Offering" means an underwritten public offering of either Class A Common Stock or Class B Common Stock pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation).

                  (f) "Major Transaction" means a single transaction involving, or a series of transactions having the cumulative effect of, the sale of all or substantially all of the assets or the outstanding capital stock of the Corporation, or a merger or consolidation of the Corporation with or into another corporation or other entity in which the Corporation is not the survivor, or any combination of the foregoing involving the Corporation.

                  (g) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (h) "Preferred Stock" means shares of any series of the Corpo-
            ration's Preferred Stock, $.01 par value per share.

                  (i) "Securities Act" means the Securities Act of 1933, as amended.

                  (j) "Senior Stock" means the series of Preferred Stock
            designated by the Corporation as its Series A Preferred Stock, $.01 par value per share, and the series of Preferred Stock designated by the Corporation as its Series C Preferred Stock, $.01 par value per share.

                  (k) "Series B Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series B Preferred Stock, $.01 par value per share.

                  (l) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

      15. DIVIDENDS. The holders of shares of Series B Preferred Stock shall be entitled to receive dividends on account of such shares only when and as declared by the Board of Directors out of funds legally available therefor. The declaration or payment of dividends in respect of any other class or series of the Corporation's stock by authority of the Board of Directors shall not confer upon the holders of the Series B Preferred Stock any right or preference to receive any dividend in respect of such shares.

      16.   PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 3.

                  (b) SERIES B PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, but subject to any distribution to the holders of the Senior Stock in respect of such shares and any other preferential class or series of capital stock of the Corporation, an amount in cash for each share of Series B Preferred Stock equal to $1.00, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series B Preferred Stock as aforesaid shall be insufficient to permit the payment to them (together with any distributions to the holders of any other class or series of the Corporation's stock which ranks pari passe with the Series B Preferred Stock) of $1.00 per share, the assets of the Corporation shall be distributed to the holders of the Series B Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled but subject to any distribution of the assets of the Corporation in respect of the Senior Stock and any other preferential class or series of capital stock of the Corporation. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series B Preferred Stock, the remainder of the assets of the

            Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock (and any other shares of the Corporation's stock which rank inferior to the Series B Preferred Stock) then outstanding according to their respective shares.

      17. CONVERSION. The Series B Preferred Stock shall be convertible into Class B Common Stock in accordance with the following provisions of this Section 4.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 4, each holder of shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, from and after the date of original issuance to convert all or any part of his shares of Series B Preferred Stock into fully paid and nonassessable shares of Class B Common Stock, at the Conversion Price (hereafter defined) in effect on the Conversion Date (hereafter defined), upon the terms hereinafter set forth.

                  (b) AUTOMATIC CONVERSION. On the date that either (i) a
            registration statement that has been filed with the Securities and Exchange Commission with respect to an Initial Public Offering shall become effective under the Securities Act, or (ii) a Major Transaction has occurred, then in either such event each share of Series B Preferred Stock then outstanding shall be automatically converted into shares of Class B Common Stock in accordance with the following provisions of this Section 4. Notwithstanding that any certificates for shares of Series B Preferred Stock shall not have been surrendered for cancellation, the shares of Series B Preferred Stock so converted shall no longer be deemed outstanding, and the holders of certificates representing such shares of Series B Preferred Stock shall have, from and after the date referred to above, the same rights in or with respect to the Corporation as holders of shares of the number of shares of Class B Common Stock into which such shares of Series B Preferred Stock have been so converted. Each such holder shall have the right, upon surrender of such certificates, to receive from the Corporation a certificate or certificates representing the number of shares of Class B Common Stock calculated in accordance with the following provisions of this
            Section 4 registered in the name of such holder. Within 30 days following the effective date of such registration statement or the consummation of such Major Transaction, the Corporation shall deliver to each holder whose shares of Series B Preferred Stock have been converted into Class B Common Stock as provided hereunder a written notice setting forth the fact and effective date of such conversion, the number of shares of Class B Common Stock into which such holder's shares of Series B Preferred Stock were converted, and a statement that such holder is entitled to receive a new certificate representing such number of shares of Class B Common Stock in exchange for the certificates representing such holder's shares of Series B Preferred Stock; provided, however, that the failure of the Corporation to provide such notice to any holder or any deficiency in any such notice shall not impair or affect the automatic conversion of such holder's Series B Preferred Stock into Class B Common Stock as provided herein.

                  (c) CONVERSION PRICE. The shares of Series B Preferred Stock to be converted shall be convertible into the number of shares of Class B Common Stock as is determined by multiplying the number of shares of Series B Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Class B Common Stock shall initially be issuable upon conversion of shares of Series B Preferred Stock shall be an amount per share determined from time to time by the Board of Directors at the time of issuance of any shares of Series B Preferred Stock (subject to adjustment as provided below, hereafter the "Conversion Price"). The initial Conversion Price upon issuance of any given shares of Series B Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares were authorized to be issued, and the Conversion Price for such shares shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (d) MECHANICS OF CONVERSION. The holder of any shares of
            Series B Preferred Stock may exercise the conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered, and automatic conversion under paragraph (b) shall be deemed to have been effected as therein provided; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Class B Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (e) below. The person in whose name the certificate or certificates of Class B Common Stock are to be issued shall be deemed to have become a holder of record of such Class B Common Stock on the Conversion Date.

                  (e) FRACTIONAL SHARES. No fractional shares of Class B Common
            Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Class B Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the number of full shares of Class B Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series B Preferred Stock not con-verted into Class B Common Stock in an amount equal to $1.00 per share of Series B Preferred Stock.

                  (f) CONVERSION PRICE ADJUSTMENTS. The Conversion Price and the
            number of shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                          (i) STOCK DIVIDENDS. If the number of shares of Class
                  B Common Stock outstanding at any time after the issuance of any Series B Preferred Stock is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or split-up of shares of Class B Common Stock, then immediately after the record date fixed for the determination of holders of Class B Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price shall be appropriately decreased and the number of shares of Class B Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased so that the holders of any shares of Series B Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                         (ii) COMBINATION OF STOCK. If the number of shares of
                  Common Stock outstanding at any time after issuance of any class of Series B Preferred Stock is decreased by a combination of the outstanding shares of Class B Common Stock, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately decreased so that the holders of any shares of Series B Preferred Stock shall be entitled to receive the number of shares of Class B Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

                        (iii) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Class B Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series B Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Class B Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series B Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Class B Common Stock remains outstanding) the shares of Class B Common Stock into which such share of Series B Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. The subdivision or combination of shares of Class B Common Stock issuable upon conversion of shares of Series B Preferred Stock at any time outstanding into a greater or lesser number of shares of Class B Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Class B Common Stock of the Corporation for the purposes of this subparagraph
                  (iii).

                         (iv) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (f) to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                          (v) TIMING OF ISSUANCE OF ADDITIONAL CLASS B COMMON
                  STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (f) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class B Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Class B Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED,

                  HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion
            Price shall be adjusted as provided in paragraph (f), the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series B Preferred Stock at his or its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (h) below.

                  (h) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii) or (iii) of paragraph (f) above, the Corporation shall give notice to each holder of the Series B Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (i) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Class B Common Stock of the Corporation or other securities or property upon conversion of the shares of Series B Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

                  (j) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Class B Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series B Preferred Stock, sufficient shares of Class B Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series B Preferred Stock.

                  (k) APPROVALS. If any shares of Class B Common Stock or other securities to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (l) VALID ISSUANCE. All shares of Class B Common Stock or
            other securities which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      18. VOTING RIGHTS. Except as provided by law, the holders of Series B Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

      19. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, neither the shares of Series B Preferred Stock nor the shares of Common Stock shall have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                                                       Exhibit D

                              AMENDED AND RESTATED
                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES D PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

      Pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated March 4, 1996, duly adopted a resolution providing for the issuance of a series of Twenty Million (20,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series D Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof. The following is a restatement of the original Certificate of Designation, Preferences, Rights and Limitations to reflect amendments to the original resolution that were adopted by the stockholders of the Corporation, including the holders of the Series D Preferred Stock, by written consent pursuant to Section 228 of the General Corporation Law of Delaware:

            There shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series D Preferred Stock" (herein referred to as "Series D Preferred Stock"), consisting of Twenty Million (20,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      20. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Affiliate" of any person shall mean (a) any member of the immediate family of such person, including parents, siblings, spouse and lineal descendants (including those by adoption); the parents, siblings, spouse, or lineal descendants (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such person or one or more members of such immediate family and/or such person's lineal descendants; (b) the legal representative or guardian of such person or of any such immediate family members in the event such person or any such immediate family members becomes mentally incompetent; and (c) any person, corporation or other entity controlling, controlled by or under common control with such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

                  (b) "Board of Directors" means the Board of Directors of the Corporation.

                  (c) "Common Stock" means (i) shares of Class A Common Stock, or (ii) shares of Class B Common Stock. "Class A Common Stock" means the Corporation's Class A Common Stock, par value $.01 per share. "Class B Common Stock" means the Corporation's Class B Common Stock, par value $.01 per share.

                  (d)   "Conversion Base Price" means:

                         (i) Until consummation of an Initial Public Offering,
                  the Initial Conversion Base Price;

                         (ii) From the date of consummation of an Initial Public
                  Offering until the date which is the last day of the sixth full calendar month thereafter, the LESSER of (x) Initial Conversion Base Price per share of Common Stock, or (y) the Initial Public Offering Price.

                         (iii) From the first day of the seventh full calendar
                  month following consummation of an Initial Public Offering until the last day of the twelfth full calendar month after such consummation, the price calculated under subparagraph
                  (ii) above PLUS $.50.

                         (iv) From the first day of the thirteenth full calendar
                  month following consummation of an Initial Public Offering until the last day of the eighteenth full calendar month after such consummation, the price calculated under subparagraph
                  (ii) above PLUS $1.00.

                  (e)   "Conversion Price" means:

                          (i) From the date of original issuance of the Series D
                  Preferred Stock until the last day of the eighteenth full calendar month following consummation of an Initial Public Offering, the Conversion Base Price.

                         (ii) From and after the first day of the nineteenth
                  full calendar month following consummation of an Initial Public Offering, the Market Price.

                  (f) "Dividend Rate" shall mean an annual rate (expressed in dollars or portions thereof) as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series D Preferred Stock. The Dividend Rate applicable to any shares of Series D Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (g) "Initial Conversion Base Price" means an amount (expressed in dollars or portions thereof) as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series D Preferred Stock. The Initial Conversion Base Price applicable to any shares of Series D Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (h) "Initial Public Offering" means (i) an underwritten public offering of either Class A Common Stock or Class B Common Stock by the Corporation for cash pursuant to a registration statement filed under the Securities Act (other than any registration statement relating solely to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating solely to employee benefit plans or interests therein or any registration statement covering only securities issued in connection with any debt financing of the Corporation, or any combination of the foregoing), or (ii) the consummation of a consolidation of the Corporation with or the merger of the Corporation with or into any other corporation or other business entity, as a consequence of which the holders of the Common Stock immediately prior thereto receive shares of common stock of the survivor that are covered by a registration statement filed under the Securities Act.

                  (i) "Initial Public Offering Price" means the gross price per share of Common Stock offered by the Corporation to the public in an Initial Public Offering, or in the case of a merger or consolidation the price per share at which the Corporation's Common Stock is valued in accordance with the applicable plan or agreement of merger or consolidation, in either event without regard to underwriters discounts or commissions, or other expenses of the Initial Public Offering.

                  (j) "Market Price" means the average Trading Price of a share of Common Stock for the ten trading days of the Common Stock preceding the date of delivery of a written conversion notice under
            Section 5(c).

                  (k) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (l) "Parity Stock" means the Corporation's Series B Preferred
            Stock, $.01 par value, the Corporation's Series E Preferred Stock, $.01 par value, and any other class or series of the Corporation's stock (other than Common Stock) which by its terms is neither subordinate nor superior to or in preference of the Series D Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (m) "Preferred Stock" means shares of any series of the
            Corporation's Preferred Stock, $.01 par value per share.

                  (n) "Securities Act" means the Securities Act of 1933, as
            amended.

                  (o) "Senior Stock" means the Corporation's Series A Preferred
            Stock, $.01 par value, Series C Preferred Stock, $.01 par value, or any other class or series of the Corporation's capital stock which by its terms is in preference to the Series D Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (p) "Series D Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series D Preferred Stock, $.01 par value per share.

                  (q) "Trading Price" means, on any trading day for the Common
            Stock, (i) if the Common Stock is traded on a national securities exchange on such trading day, then the closing price on such trading day as reflected in the consolidated trading tables of the WALL STREET JOURNAL or any other appropriate publication, (ii) if the Common Stock is traded over-the-counter and reported on the NASDAQ National Market System, then the average of the high and low sales prices on such trading day as reported in such publication or, if not so published, then as reported by the NASDAQ National Market System, or (iii) if the Common Stock is not traded on a national securities exchange or in the NASDAQ National Market System on such trading day, then the representative bid and asked prices at the end of such trading day in such market as reported by NASDAQ.

                  (r) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

21.   DIVIDENDS.

                  (a) SERIES D PREFERRED STOCK. The holders of Series D
            Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends in cash at an annual rate equal to the Dividend Rate, payable quarter-annually on or before the last calendar day of each March, June, September and December in each year in which the Series D Preferred Stock is outstanding. Such dividends shall commence to accrue on the shares of Series D Preferred Stock and be cumulative from and after the date of issuance of such shares of Series D Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter. So long as any shares of Series D Preferred Stock remain outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, the Common Stock, nor shall any Common Stock (other than Common Stock acquired in exchange for, or out of cash proceeds of, the issue of other Common Stock or out of cash contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until in either case all past due, cumulative dividends on the then outstanding shares of Series D Preferred Stock for all past dividend periods shall have been or concurrently shall be paid.

                  (b) OTHER STOCK. Subject to paragraph (a) above, (i) dividends may be declared and paid on the Common Stock and any other class or series of the Corporation's capital stock, and (ii) Common Stock or such other capital stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

      22.   REDEMPTION.

                  (a) MANDATORY REDEMPTION. On December 31, 2001, the
            Corporation shall redeem all of the shares of Series D Preferred Stock then outstanding (subject, however, to the right of the holders of the Series D Preferred Stock to convert their shares pursuant to Section 5 by providing the written conversion notice referred to in Section 5(c) below on or before November 30, 2001), at a redemption price of $1.00 per share, together with all accrued and unpaid dividends through the effective date of redemption.

                  (b) OPTIONAL REDEMPTION. At any time during the period
            commencing on the second anniversary of the date of consummation of an Initial Public Offering and ending on December 31, 2001 (the "Optional Redemption Period"), the Corporation, at the option of the Board of Directors, may redeem from the holders of Series D Preferred Stock, at a redemption price of $1.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, all or any portion of the shares of Series D Preferred Stock outstanding on such date. Written notice of such redemption of the shares of Series D Preferred Stock to be so redeemed, which shall include a certification of an executive officer of the Corporation that the Corporation is ready, willing and able (financially and otherwise) to effect such redemption, shall be mailed, postage prepaid, to the holders of record of the shares to be so redeemed at their respective addresses then appearing on the books of the Corporation, not less than 45 nor more than 75 days prior to the date designated for such redemption, which shall occur during the Optional Redemption Period. In case less than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the Corporation's notice shall so state and such redemption shall be made on or pro rata basis in accordance with each holder's respective holdings of Series D Preferred Stock. Such redemption by the Corporation shall be subject, however, to the right of each such holder to convert such holder's shares of Series D Preferred Stock into Class B Common Stock or Class A Common Stock (as the case may be) pursuant to Section 5 by delivering the written conversion notice referred to in Section 5(c) at least 15 days prior to the date fixed for redemption.

                  (c) GENERAL. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series D Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series D Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series D Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no other shares of Series D Preferred Stock shall be issued in lieu thereof.

      23.   PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

                  (b) SERIES D PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series D Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, PARI PASSU with any distribution of assets to the holders of outstanding Parity Stock but subject to any distribution to the holders of the Senior Stock, an amount in cash for each share of Series D Preferred Stock equal to $1.00 together with all accrued and unpaid dividend through the effective date of such liquidation, dissolution or winding up, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series D Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series D Preferred Stock as aforesaid shall be insufficient to permit the payment to them (together with any distributions to the holders of Parity Stock) of $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series D Preferred Stock and the Parity Stock ratably until they shall have received the full amount to which they would otherwise be entitled but subject to any distribution of the assets of the Corporation in respect of the Senior Stock. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series D Preferred Stock and the Parity Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares. In calculating any amount distributable to the holders of the Series D Preferred Stock as aforesaid, there shall be credited against such amount any sums distributed or payable to such holders other than pursuant to the terms hereof, whether under any letter of credit, security or other similar right or interest.

      24. CONVERSION. The Series D Preferred Stock shall be convertible into Common Stock in accordance with the following provisions of this
            Section 5.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series D Preferred Stock shall have the right at such holder's option, at any time or from time to time, from and after the date of original issuance to convert all or any part of his shares of Series D Preferred Stock into fully paid and nonassessable shares of Class B Common Stock, provided however, that shares of Series D Preferred Stock issued after the effective date of the Registration Statement filed in connection with an Initial Public Offering shall be convertible only into shares of Class A Common Stock, at the Conversion Price in effect on the Conversion Date, upon the terms hereinafter set forth. In any event, after December 31, 2001, shares of Series D Preferred Stock will be convertible only into shares of Class A Common Stock.

                  (b) CONVERSION PRICE. The shares of Series D Preferred Stock to be converted shall be convertible into the number of shares of Common Stock as is determined by multiplying the number of shares of Series D Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date.

                  (c) MECHANICS OF CONVERSION. The holder of any shares of
            Series D Preferred Stock may exercise the optional conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (d) below. The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Conversion Date.

                  (d) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series D Preferred Stock not converted into Common Stock in an amount equal to $1.00 per share of Series D Preferred Stock.

                  (e) CONVERSION BASE PRICE ADJUSTMENTS. The Conversion Base
            Price shall be subject to adjustment from time to time as follows:

                        (i) CERTAIN ISSUANCES OF EQUITY STOCK. If, at any time
                  following issuance of any Series D Preferred Stock, the Corporation issues any Common Stock, or any security or evidence of indebtedness which is convertible or exercisable into or exchangeable for Common Stock, or any warrant, option or other right to subscribe for or purchase Common Stock or any security or evidence of indebtedness which is convertible or exchangeable for Common Stock (hereinafter, "Equity Stock"), other than Excluded Stock (as defined in clause (D) below), for a consideration per share less than $4.50 per share, subject to adjustment for certain events including subdivisions and combinations of the Common Stock, ( the "Base Price"), and if the Conversion Price is then based upon the Conversion Base Price, then the Conversion Base Price shall immediately be reduced to a price per share determined by multiplying the Conversion Base Price then in effect by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Equity Stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the Base Price plus (y) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which is the total number of shares of Equity Stock of the Corporation outstanding immediately after such issue or sale multiplied by the Base Price. The number of shares of Equity Stock outstanding at any given time for the purposes of the foregoing computation means the shares of Common Stock outstanding together with all shares of Common Stock issuable upon conversion or exercise of any such Equity Stock, excluding any shares of Common Stock previously outstanding that have been reacquired by the Corporation and constitute treasury shares.

                        For purposes of any adjustment of the Conversion Base
                  Price pursuant to this subparagraph (i) of this Section 5(e), the following provisions shall be applicable:

                              (A) CASH. In the case of the issuance of Equity
                        Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Equity Stock before deducting therefrom any discounts, commissions, taxes, legal and accounting fees or other expenses allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B) CONSIDERATION OTHER THAN CASH. In the case of
                        the issuance of Equity Stock (other than as described in clause (C) below) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors in good faith.

                              (C) OPTIONS AND CONVERTIBLE SECURITIES, ETC. In
                        the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock or other Equity Stock (whether or not at the time exercisable), (ii) securities which by their terms are convertible or exercisable into or exchangeable for Common Stock or other Equity Stock (whether or not at the time so convertible, exercisable or exchangeable) or
                        (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
                              of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the aggregate consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the aggregate minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                              of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                    (3) on any change in the number of shares of
                              Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Base Price as then in effect shall forthwith be readjusted to such Conversion Base Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of the terms of such options, warrants, rights or convertible or exchangeable securities as so changed;

                                    (4) on the expiration or cancellation of any
                              such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Base Price shall have been adjusted upon the issuance thereof, the Conversion Base Price shall forthwith be readjusted to such Conversion Base Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                    (5) regardless of whether the Conversion
                              Base Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Base Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

                              PROVIDED, HOWEVER, that no adjustment pursuant to
                        this clause (C) shall have the effect of increasing the Conversion Base Price above the Initial Conversion Base Price.

                              (D) EXCLUDED STOCK. For purposes hereof, "Excluded
                        Stock" means shares of Common Stock issued or reserved for issuance by the Corporation (i) upon conversion of any Series A Preferred Stock or Series C Preferred Stock; (ii) pursuant to a stock dividend, subdivision or split-up covered by paragraph (ii) of this Section 5(e);
                        (iii) to any one or more unaffiliated persons with whom the Corporation or one or more of its subsidiaries effect a business combination (however structured), whether issued in shares of Common Stock or other securities convertible or exercisable into or exchangeable with the Common Stock and (iv) upon exercise of options issued to employees of the Corporation or its subsidiaries (other than employees who were the record holders of any Common Stock on December 31, 1993), provided that the exercise price thereof is not less than the fair market value per share of Common Stock determined in good faith by the Board of Directors at the time such options are granted.

                          (ii) STOCK DIVIDENDS. If the number of shares of
                  Common Stock outstanding at any time after the issuance of any Series D Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, and if the Conversion Price then in effect is based upon the Conversion Base Price, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Base Price shall be appropriately decreased so that the holders of any shares of Series D Preferred Stock shall be entitled to receive the number of shares of Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series D Preferred Stock been converted immediately prior thereto.

                         (iii) COMBINATION OF STOCK. If the number of shares of
                  Common Stock outstanding at any time after issuance of any class of Series D Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, and if the Conversion Price then in effect is based upon the Conversion Base Price then, immediately after the effective date of such combination, the Conversion Base Price shall be appropriately increased so that the holders of any shares of Series D Preferred Stock shall be entitled to receive the number of shares of Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series D Preferred Stock been converted immediately prior thereto.

                        (iv) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series

                  D Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series D Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Common Stock remains outstanding) the shares of Common Stock into which such share of Series D Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this subparagraph
                  (iv).

                         (v) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (e) to the contrary notwithstanding, no adjustment in the Conversion Base Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                          (vi) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK
                  UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (e) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED, HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion
            Base Price shall be adjusted as provided in paragraph (e), the Corporation shall forthwith file, at the office of any transfer agent for the Series D Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Base Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series D Preferred Stock at his or its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (g) below.

                  (g) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii),
            (iii) or (iv) of paragraph (e) above, the Corporation shall give notice to each holder of the Series D Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Base Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (h) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon conversion of the shares of Series D Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series D Preferred Stock in respect of which such shares are being issued.

                  (i) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series D Preferred Stock remain outstanding, free from

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            preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series D Preferred Stock.

                  (j) APPROVALS. If any shares of Common Stock or other
            securities to be reserved for the purpose of conversion of shares of Series D Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible use its commercially reasonable efforts to secure such registration or approval, as the case may be. The foregoing does not include registration of such shares under the Securities Act or state securities laws, except to the extent and in the manner described in Section 8.

                  (k) VALID ISSUANCE. All shares of Common Stock or other
            securities which may be issued upon conversion of the shares of Series D Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      25.   VOTING RIGHTS.

                  (a) GENERAL. At any annual or special meeting of shareholders or otherwise in respect of any matter submitted for the vote of shareholders generally, the holders of the Series D Preferred Stock shall be entitled to such number of votes (or fractions thereof) as shall be determined by (i) multiplying (1) vote for each share of Series D Preferred Stock held by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the record date for determining shareholders entitled to vote on such matter; and (ii) dividing the resulting product by twenty (20).

                  (b) SPECIAL VOTING REQUIREMENTS. Without limiting the
            generality of paragraph (a) above, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws or this Certificate of Designation, in any event so as to adversely affect the rights or powers of any of the Series D Preferred Stock as provided herein. As to any record holder of Series D Preferred Stock, the Corporation will not, without the consent of such holder, alter or amend the Initial Conversion Base Price applicable to the Series D Preferred Stock held

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            by such holder, the Dividend Rate applicable to the Series D
            Preferred Stock held by such holder, or the date on which such holder's Series D Preferred Stock is required to be redeemed under
            Section 3(a).

      26. REGISTRATION RIGHTS. Subject to paragraph (h) below and the other provisions of this Section 8, the holders of the Series D Preferred Stock shall be entitled to have their respective shares of Class A Common Stock, issuable upon conversion of their Series D Preferred Stock into Class B Common Stock and subsequently converted into shares of Class A Common Stock, included in any registration of Class A Common Stock under the Securities Act proposed by the Corporation.

                  (a) INCIDENTAL RIGHTS. If at any time or from time to time the
            Corporation proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement (whether on Form S-1, S-2 or S-3 or any equivalent form then in effect) for the registration under the Securities Act of any shares of Class A Common Stock for sale to the public by the Corporation or on behalf of a shareholder of the Corporation for cash (excluding any shares of Class A Common Stock issuable by the Corporation upon the exercise of employee or director stock options or in connection with the merger or consolidation of the Corporation or one of its subsidiaries with one or more other corporations if the Corporation is the surviving corporation), the Corporation shall give each holder of the Series D Preferred Stock at least 30 days' prior written notice of the filing of the proposed registration statement. The notice shall include a list of the states and foreign jurisdictions, if any, in which the Corporation intends to qualify such shares, and shall also include the Corporation's estimate of the range of the offering price per share of Class A Common Stock. On the written request of any holder of the Series D Preferred Stock received by the Corporation within 15 days after the date of the Corporation's notice, the Corporation shall, subject to the conditions and in accordance with the procedures set forth in paragraphs (b) and (c) below, and at its own expense as provided in paragraph (e) below, include in the coverage of such registration statement and qualify for sale under the blue sky or securities laws of the various states, the number of shares (but not less than 5,000 shares, subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalizations or other similar corporate events) of Class A Common Stock (herein called the "Specified Shares") held and so requested to be registered by each such holder; provided that if the managing underwriter for the Corporation indicates its belief in writing that the effect of including in the coverage of such registration statement all or part of the Specified Shares and the shares of Class A Common Stock requested to be so included by other stockholders having contractual registration rights ("Other Requesting Stockholders") will materially and adversely affect the sale of the shares of Class A Common Stock proposed to be sold by the Corporation (which statement of the managing underwriter shall also state the maximum number of shares (herein called the "Maximum Shares"), if any, which can be sold by such all such holders without materially and adversely affecting the sale of the shares proposed to be sold by the Corporation), then the number of Specified Shares which the holders of the Series D Preferred Stock and the Other Requesting Stockholders shall collectively have the right to include in such registration statement shall be reduced to the number of Maximum Shares set forth in such statement of the managing underwriter, such reduction to be effected on a pro rata basis in accordance with the number of all such shares requested to be so registered by the holders of the Series D Preferred Stock and the Other Requesting Stockholders.

                  Except as provided in paragraph (c) below, in no event shall the Corporation be required to amend any registration statement filed pursuant to this Section 8 after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Class A Common Stock registered under any registration statement.

                  The Corporation shall have the right to select any
            underwriters, including the managing underwriter, of any public offering of shares of Class A Common Stock subject to the provisions of this paragraph (a). Nothing in this paragraph (a) shall create any liability on the part of the Corporation to the holders of the Series D Preferred Stock if the Corporation for any reason should decide not to file such a registration statement.

                  The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any holder of the Series D Preferred Stock, notwithstanding the request of any such holder to participate therein in accordance with this paragraph (a), if the Corporation determines that such action is in the best interests of the Corporation.

                  (b) CERTAIN REGISTRATION CONDITIONS. Any holder of Series D
            Preferred Stock requesting registration of Class A Common Stock into which such holder's Series D Preferred Stock is convertible, following conversion into Class B Common Stock, pursuant to paragraph (a) of this Section 8 is hereafter referred to as a "Selling Stockholder." Anything in this Agreement to the contrary notwithstanding, the Corporation shall not be required to effect a registration of any Class A Common Stock of any Selling Stockholder pursuant to paragraph (a) of this Section 8, or file any post-effective amendment thereto:

                        (i) unless such Selling Stockholder agrees (x) to sell
                  and distribute a portion or all of his Class A Common Stock in accordance with the customary plan or plans of distribution adopted by and through underwriters, if any, acting for the Corporation, and (y) to bear a pro rata share of underwriter's discounts and commissions;

                        (ii) unless the Corporation and the underwriters for the
                  Corporation shall have received from such Selling Stockholder all such information as the Corporation and such underwriters may reasonably request from him concerning such Selling Stockholder to enable the Corporation to include in the registration statement all material facts required to be disclosed therein. Notwithstanding the foregoing, a Selling Stockholder shall not be required to furnish to the Corporation any personal financial information of such Selling Stockholder unrelated to his holdings of Class A Common Stock, Series D Preferred Stock or other securities of the Corporation held by him, provided that each Selling Stockholder shall nonetheless be required to furnish all information reasonably requested by any such underwriter;

                        (iii) unless such Selling Stockholder is then entitled
                  to convert his shares of Series D Preferred Stock into Class B Common Stock and subsequently convert into Class A Common Stock and such Selling Stockholder in fact delivers the notice to elect to convert the Series D Preferred Stock into Class B Common Stock with a subsequent conversion into Class A Common Stock prior to or contemporaneously with the notice of such Selling Stockholder under paragraph (a) hereof; and

                        (iv) unless such Selling Stockholder, at the request of
                  the Corporation or its managing underwriter, agrees or acknowledges that such Selling Stockholder (x) has a present intention to sell such shares; (y) agrees to execute all consents, powers of attorney, registration statements and other documents required in order to cause such registration statement to become effective; and (z) agrees, if the offering is at the market, to give the Corporation written notice of the first bona fide offering of such shares and to use the prospectus forming a part of such registration statement for only a period of 90 days (or such longer period provided for in paragraph (c) below) unless such registration statement is on a form that complies with Rule 415.

                  (c) COVENANTS AND PROCEDURES. If the Corporation becomes
            obligated under the provisions of paragraph (a) of this Section 8 to effect registration of shares of Class A Common Stock on behalf of any Selling Stockholder, the following shall apply:

                           (i) The Corporation, at its own expense as provided
                  in paragraph (e), shall prepare and file with the Commission a registration statement covering such shares of Class A Common Stock and use its best efforts to cause such registration statement to become effective; and the Corporation will file such post-effective amendments to such registration statement (and use its best efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of such registration statement or for such longer period, not to exceed 180 days, as may be required by the Corporation or the managing underwriter under the plan or plans of distribution set forth in such registration statement. Each Selling Stockholder shall promptly provide the Corporation with such information with respect to such Selling Stockholder's shares of Class A Common Stock to be so registered and, if applicable, the proposed terms of the offering thereof as is required for such registration. Further, if the shares of Class A Common Stock to be covered by the registration statement are not to be sold to or through underwriters acting for the Corporation, the Corporation shall
                  (x) deliver to each Selling Stockholder as promptly as practicable as many copies of preliminary prospectuses as such Selling Stockholder may reasonably request, and such Selling Stockholder shall keep a written record of the distribution of such preliminary prospectuses and shall refrain from delivery of such preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States, (y) deliver to each Selling Stockholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during such 90-day period, or such longer period as is herein provided, as many copies of the prospectuses required to be delivered in connection with the sale of shares of Class A Common Stock registered under the registration statement as such Selling Stockholder may reasonably request, and (z) in case of the happening, after the effective date of such registration statement and during such 90-day period (or such longer period specified above), of any event or occurrence which would be set forth in an amendment of or supplement to such prospectus to make any statements therein not misleading or to correct any misleading omissions, give each Selling Stockholder written notice thereof and prepare and furnish to such Selling Stockholder, in such quantities as he may reasonably request, copies of such amended prospectus or of such supplement to be attached to the prospectus in order that the prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii) On or prior to the date on which the registration
                  statement is declared effective, the Corporation shall use its best efforts to register or qualify, and cooperate with each Selling Stockholder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Class A Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Selling Stockholder or underwriter reasonably requests, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Class A Common Stock covered by the applicable registration statement; provided that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

                         (iii) The Corporation shall use its best efforts to
                  cause all of each Selling Stockholder's Class A Common Stock included in such registration statement to be listed, by the date of the first sale of such Class A Common Stock pursuant to such registration statement, on each securities exchange on which the Class A Common Stock of the Corporation is then listed or proposed to be listed, if any.

                          (iv) The Corporation shall make generally available to
                  each Selling Stockholder and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10- Q, 10-K, and 8-K under the Securities Exchange Act of 1934, as amended, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

                           (v) The Corporation shall cooperate with each Selling
                  Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Class A Common Stock to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Stockholder may request, subject to the underwriters' obligation to return any certificates representing securities not sold.

                          (vi) The Corporation shall use its best efforts to
                  cause each Selling Stockholder's Class A Common Stock covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable such Selling Stockholder or the underwriter or underwriters, if any, to consummate the disposition of such Class A Common Stock.

                         (vii) The Corporation shall make available for
                  inspection by each Selling Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Stockholder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence, responsibility, and cause the Corporation's officers, directors and employees to supply all nonconfidential information reasonably requested by any such Inspector in connection with such registration statement. As a condition to providing such access, the Corporation may require that any and all Inspectors execute and deliver confidentiality agreements, in form and substance acceptable to the Corporation, and that confidentiality procedures be observed, all with respect to such information.

                        (viii) The Corporation shall use its best efforts to
                  obtain a "cold comfort" letter from the Corporation's independent public accountants, and an opinion of counsel for the Corporation, each in customary form and covering such matters of the type customarily covered by cold comfort letters and opinions of counsel in connection with public offerings of securities, as each Selling Stockholder reasonably requests.

                  (d)   INDEMNIFICATION.

                          (i) INDEMNIFICATION BY THE CORPORATION. In the event
                  of any registration under the Securities Act pursuant to this
                  Section 8 of shares of Class A Common Stock held by any Selling Stockholder, the Corporation will hold harmless each Selling Stockholder and each underwriter of such securities and each other person, if any, who controls each Selling Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Stockholder or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Selling Stockholder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Corporation shall not be liable to any Selling Stockholder or his underwriters or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder or such underwriter specifically for use in the preparation thereof.

                         (ii) INDEMNIFICATION BY SELLING STOCK-HOLDERS. It shall
                  be a condition precedent to the obligation of the Corporation to include in any registration statement any shares of Class A Common Stock then held by a Selling Stockholder that the Corporation shall have received an undertaking reasonably satisfactory to it and its counsel from such Selling Stockholder to severally indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph (i) above) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter of such securities and any person who controls the Corporation or such underwriter within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

                        (iii) INDEMNIFICATION PROCEDURES. Promptly after receipt
                  by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs (i) and (ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and provided that the indemnifying party in fact assumes such defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred after the date of such notice by the latter in connection with the defense thereof. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                         (iv) CONTRIBUTION. If the indemnification provided for
                  in this paragraph (d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or a material omission, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. For purposes of the foregoing, it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subparagraph (iv), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Common Stock of such Selling Stockholder was offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation

                  (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) EXPENSES. All expenses incurred by the Corporation in
            connection with any registration statement covering shares of Class A Common Stock offered by the Selling Stockholders, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation and of its independent certified public accountants, the reasonable fees and disbursements of one counsel for collectively all Selling Stockholders and Other Requesting Stockholders whose stock is included in such registration, and the expense of qualifying such shares under state blue sky laws, shall be borne by the Corporation; provided, however, that all underwriter's discounts and commissions relating to the shares of Class A Common Stock to be sold by the Selling Stockholders shall be borne by the Selling Stockholders.

                  (f) DISPOSITIONS DURING REGISTRATION. Upon written request by the Corporation, the Selling Stockholders will agree, upon the registration of any of each such Selling Stockholder's shares of Class A Common Stock or the Class A Common Stock issued by the Corporation, not to sell or otherwise dispose of any shares of Stock (other than Class A Common Stock covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the registration statement) owned by each such Selling Stockholder for a period of 90 days following the effective date of such registration statement, or for such longer period (not to exceed 180 days) as may be required under the plan or plans of distribution set forth in such registration statement. Each holder of the Series D Preferred Stock shall comply with the foregoing requirements even if his Class A Common Stock issuable upon the conversion thereof is not being included in such registration, if
            (i) at such time such holder (together with his Affiliates) owns five percent (5%) or more of the fully diluted Class A Common Stock and (ii) other holders of five percent or more of the fully diluted Class A Common Stock are similarly bound.

                  (g) RIGHTS TRANSFERABLE. The foregoing registration rights and benefits set forth in this Section 8, including indemnification by the Corporation, shall be transferable by each holder of the Series D Preferred Stock in connection with the transfer by any such holder of Series D Preferred Stock convertible into not less than 10,000 shares (subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalization or other similar corporate events) of Class A Common Stock, otherwise than pursuant to a registration statement of the Corporation in connection with a public offering of Class A Common Stock.

                  (h) TERM OF REGISTRATION RIGHTS. The registration rights
            granted pursuant to this Section 8 shall be effective for a period commencing upon the date of original issuance thereof and ending on
            (i) as to any holder of Series D Preferred Stock, upon either (A) such holder's written consent, (B) the date such holder holds, together with such holder's Affiliates, less than 10,000 shares (subject to adjustment as described in paragraph (g) above) of Class A Common Stock determined on a fully diluted basis, or (c) the date such holder is able to dispose of all shares of Class A Common Stock that such holder may acquire upon conversion of the Series D Preferred Stock within a single three-month period under Rule 144 promulgated under the Securities Act; and (ii) as to all holders of the Series D Preferred Stock, on December 31, 2005.

      27. PERIODIC REPORTING. If the Corporation becomes subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, while any shares of Series D Preferred Stock are outstanding, the Corporation shall provide to each record holder of the Series D Preferred Stock a copy of each report filed or delivered pursuant to said Section 13 or 15(d), to substantially the same extent, in substantially the same manner and at substantially the same times as such reports are delivered to the holders of the Corporation's Class A Common Stock.

      28. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                           CERTIFICATE OF ELIMINATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to authority granted to the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors by unanimous written consent dated October __, 1996, duly adopted a resolution providing for the elimination of a designation of a series of preferred stock of the Corporation, which resolution is as follows:

            WHEREAS, the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series A Preferred Stock ("Series A Preferred Stock"), consisting of up to 7,000,000 shares, pursuant to the Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on January 14, 1994, as amended and restated in the form attached as Exhibit A to the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 3, 1996 (as so amended and restated, the "Series A Certificate of Designation"); and

            WHEREAS, no such shares of Series A Preferred Stock are currently issued or outstanding, and none will be issued;

                  NOW, THEREFORE, BE IT RESOLVED, that no shares of Series A
            Preferred Stock are issued or outstanding, and none will be issued, and therefore pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Series A Certificate of Designation is hereby withdrawn and eliminated.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate of Elimination to be signed by Melvin C. Payne, its President, as of the _____ day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By: ___________________________
                                        MELVIN C. PAYNE, President

                           CERTIFICATE OF ELIMINATION

                                       OF

                            SERIES B PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to authority granted to the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors by unanimous written consent dated October __, 1996, duly adopted a resolution providing for the elimination of a designation of a series of preferred stock of the Corporation, which resolution is as follows:

            WHEREAS, the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series B Preferred Stock ("Series B Preferred Stock"), consisting of up to 2,500,000 shares, pursuant to the Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on October 26, 1994, as amended and restated (and in connection with which the number of shares authorized thereunder was decreased to 1,000,000 shares of Series B Preferred Stock) in the form attached as Exhibit B to the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 3, 1996 (as so amended and restated, the "Series B Certificate of Designation"); and

            WHEREAS, no such shares of Series B Preferred Stock are currently issued or outstanding, and none will be issued;

                  NOW, THEREFORE, BE IT RESOLVED, that no shares of Series B
            Preferred Stock are issued or outstanding, and none will be issued, and therefore pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Series B Certificate of Designation is hereby withdrawn and eliminated.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate of Elimination to be signed by Melvin C. Payne, its President, as of the _____ day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By: __________________________
                                        MELVIN C. PAYNE, President

                          CERTIFICATE OF ELIMINATION

                                      OF

                           SERIES C PREFERRED STOCK

                                      OF

                            CARRIAGE SERVICES, INC.

            Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to authority granted to the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors by unanimous written consent dated October __, 1996, duly adopted a resolution providing for the elimination of a designation of a series of preferred stock of the Corporation, which resolution is as follows:

            WHEREAS, the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series C Preferred Stock ("Series C Preferred Stock"), consisting of up to 8,500,000 shares, pursuant to the Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on September 7, 1995, as amended and restated in the form attached as Exhibit C to the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 3, 1996 (as so amended and restated, the "Series C Certificate of Designation"); and

            WHEREAS, no such shares of Series C Preferred Stock are currently issued or outstanding, and none will be issued;

                  NOW, THEREFORE, BE IT RESOLVED, that no shares of Series C
            Preferred Stock are issued or outstanding, and none will be issued, and therefore pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Series C Certificate of Designation is hereby withdrawn and eliminated.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate of Elimination to be signed by Melvin C. Payne, its President, as of the _____ day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By: _________________________
                                        MELVIN C. PAYNE, President

                             CERTIFICATE OF DECREASE

                                       OF

                            SERIES D PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That pursuant to authority granted to the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors by unanimous written consent dated October __, 1996, duly adopted a resolution providing for the reduction in the number of shares designated in a series of preferred stock of the Corporation, which resolution is as follows:

            WHEREAS, the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series D Preferred Stock ("Series D Preferred Stock"), consisting of up to 10,000,000 shares, pursuant to the Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on March 6, 1996, as amended and restated (and in connection with which the number of shares authorized thereunder was increased to 20,000,000 shares of Series D Preferred Stock) in the form attached as Exhibit D to the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 3, 1996 (as so amended and restated, the "Series D Certificate of Designation"); and

            WHEREAS, there are currently 17,775,616 shares of Series D Preferred Stock which are currently issued and outstanding;

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, the number of shares designated as Series D Preferred Stock pursuant to the Series D Certificate of Designation is hereby decreased to NINETEEN MILLION (19,000,000).

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate of Elimination to be signed by Melvin C. Payne, its President, as of the _____ day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By: _________________________
                                        MELVIN C. PAYNE, President

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES E PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            PURSUANT to Section 151(g) of the General Corporation Law of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated October 30, 1996, duly adopted a resolution providing for the issuance of a series of Eleven Million (11,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series E Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

            RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series E Preferred Stock" (herein referred to as "Series E Preferred Stock"), consisting of Eleven Million (11,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      29. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Baseline Price" shall mean $13.50 per share of Class A
            Common Stock, which number shall be subject to appropriate adjustment to give effect to any stock splits, stock combinations, recapitalizations and other corporate transactions in the Class A Common Stock in the manner described in subparagraphs (ii), (iii) and (iv) of Section 5(e).

                  (b) "Board of Directors" means the Board of Directors of the
            Corporation.

                  (c) "Class A Common Stock" means the Corporation's Class A
            Common Stock, par value $.01 per share.

                  (d) "Class B Common Stock" means the Corporation's Class B
            Common Stock, par value $.01 per share.

                  (e) "Common Stock" means, collectively, shares of Class A
            Common Stock and Class B Common Stock.

                  (f)   "Conversion Base Price" shall mean:

                        (i) if, as to any shares of Series E Preferred Stock,
                  the Conversion Date occurs on or before the day immediately preceding the first anniversary of the Initial Issuance Date, the Initial Conversion Base Price;

                      (ii) if, as to any such shares, the Conversion Date occurs between the first anniversary of the Initial Issuance Date and the day immediately preceding the second anniversary of the Initial Issuance Date, inclusive, the product of (x) the Initial Conversion Base Price MULTIPLIED BY (y) 106%; and

                     (iii) if, as to any such shares, the Conversion Date occurs between the second anniversary of the Initial Issuance Date and the day immediately preceding the third anniversary of the Initial Issuance Date, inclusive, the product of (x) the amount determined under clause (ii) above MULTIPLIED BY (y) 106%.

                  The foregoing shall be subject to adjustment in the manner provided in Section 5 hereof.

                  (g) "Conversion Date" has the meaning specified in Section
            5(c).

                  (h)   "Conversion Price" means:

                        (i) if, as to any shares of Series E Preferred Stock,
                  the Conversion Date occurs on or before the third anniversary of the Initial Issuance Date, the Conversion Base Price; and

                      (ii) if, as to any such shares, the Conversion Date occurs on or after the third anniversary of the Initial Issuance Date, the Market Price.

                  (i) "Dividend Rate" shall mean an annual rate (expressed in dollars or portions thereof) as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series E Preferred Stock. The Dividend Rate applicable to any shares of Series E Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (j) "Initial Conversion Base Price" means an amount (expressed in dollars or portions thereof) as shall be determined from time to time by the Board of Directors at the time of issuance of any shares of Series E Preferred Stock. The Initial Conversion Base Price applicable to any shares of Series E Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (k) "Initial Issuance Date" shall mean the first date on which any given shares of Series E Preferred Stock shall be issued by the Corporation. The Initial Issuance Date applicable to any shares of Series E Preferred Stock shall be recorded in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares.

                  (l) "Junior Stock" means shares of Common Stock, shares of the
            Corporation's Series D Preferred Stock, $.01 par value, and shares of any other class or series of the Corporation's capital stock which by its terms is junior or subordinate to the Series E Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (m) "Market Price" means the average Trading Price of a share of Class A Common Stock for the ten trading days of the Class A Common Stock preceding the Conversion Date. If during such ten-day period the Class A Common Stock is not traded on a national securities exchange or over-the-counter and reported on NASDAQ, then Market Value shall be the fair market value of a share of Class A Common Stock as reasonably determined in good faith by the Board of Directors.

                  (n) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (o) "Parity Stock" means shares of the Corporation's Series F preferred Stock, $.01 par value, and shares of any other class or series of the Corporation's stock (other than Common Stock) which by its terms is neither subordinate nor superior to or in preference of the Series E Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (p) "Preferred Stock" means shares of any series of the
            Corporation's Preferred Stock, $.01 par value per share.

                  (q) "Restricted Payment" means the declaration or making by the Corporation of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of Series E Preferred Stock.

                  (r) "Securities Act" means the Securities Act of 1933, as
            amended, or any successor federal statute.

                  (s) "Senior Credit Documents" means the Credit Agreement dated effective August 13, 1996 among the Corporation, NationsBank of Texas, N.A., as administrative agent, Provident Services, Inc., as documentation agent, and the "Lenders" named therein, together with
            (i) all amendments, restatements, modifications and supplements thereto, and (ii) all replacements therefor, including (without limitation) any refinancings of the indebtedness under such Credit Agreement.

                  (t) "Series E Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series E Preferred Stock, $.01 par value per share.

                  (u) "Trading Price" means, on any trading day for the Class A
            Common Stock, (i) if the Class A Common Stock is traded on a national securities exchange on such trading day, then the closing price on such trading day as reflected in the consolidated trading tables of the WALL STREET JOURNAL or any other appropriate publication, (ii) if the Class A Common Stock is traded over-the-counter and reported on the NASDAQ National Market System, then the average of the high and low sales prices on such trading day as reported in such publication or, if not so published, then as reported by the NASDAQ National Market System, or (iii) if the Class A Common Stock is not traded on a national securities exchange or in the NASDAQ National Market System on such trading day, then the representative bid and asked prices at the end of such trading day in such market as reported by NASDAQ.

                  (v) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

      30.   DIVIDENDS.

                  (a) SERIES E PREFERRED STOCK. The holders of Series E
            Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive in respect of each such share of Series E Preferred Stock, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends in cash at an annual rate equal to the Dividend Rate, payable quarter-annually on or before the last calendar day of each March, June, September and December in each year in which the Series E Preferred Stock is outstanding. Such dividends shall commence to accrue on the shares of Series E Preferred Stock and be cumulative from and after the date of issuance of such shares of Series E Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter. So long as any shares of Series E Preferred Stock remain outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, the Common Stock, nor shall any Common Stock (other than Common Stock acquired in exchange for, or out of cash proceeds of, the issue of other Common Stock or out of cash contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until in either case all past due, cumulative dividends on the then outstanding shares of Series E Preferred Stock for all past dividend periods shall have been or concurrently shall be paid.

                  (b) OTHER STOCK. Subject to paragraph (a) above, (i) dividends may be declared and paid on Common Stock, and (ii) Common Stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

                  (c) RESTRICTED PAYMENTS. Notwithstanding the foregoing
            provisions of this Section 2 and the provisions of Section 3 below, the Corporation shall not declare or pay, and no holder of the Series E Preferred Stock shall be entitled to receive or retain, any Restricted Payment in respect of shares of Series E Preferred Stock if, at the time of such Restricted Payment, such holder has received written notice from any lender under the Senior Credit Documents, or from the Corporation, that an event of default (within the meaning of the Senior Credit Documents) has occurred and is then continuing and that Restricted Payments should be blocked. Such blockage period shall continue (i) indefinitely after receipt of any such notice, if the event of default specified therein results from any default in the payment by the Corporation of any obligations under any Senior Credit Document, whether by maturity, acceleration, or otherwise, for so long as such event of default shall continue, or (ii) in the case of any other event of default, for a period of 180 days after such holder's receipt of any such notice. This paragraph does not have the intent or effect of impairing, as between the Corporation and the holders of the Series E Preferred Stock, the obligation of the Corporation, which is unconditional and absolute (subject to the other provisions hereof), to declare and pay dividends and to redeem shares of Series E Preferred Stock, at such times and in the manner herein specified.

      31.   REDEMPTION.

                  (a) MANDATORY REDEMPTION. As to any shares of Series E
            Preferred Stock, on the tenth anniversary of the Initial Issuance Date for such shares, the Corporation shall redeem all of such shares of Series E Preferred Stock then outstanding (subject, however, to the right of the holders of the Series E Preferred Stock to convert their shares pursuant to Section 5 by providing the written conversion notice referred to in Section 5(c) below on or before 30 days prior to the date set for such redemption), at a redemption price of $1.00 per share, together with all accrued and unpaid dividends through the effective date of redemption.

                  (b) OPTIONAL REDEMPTION. As to any shares of Series E
            Preferred Stock, at any time during the period commencing on the fifth anniversary of the Initial Issuance Date for such shares and ending on the tenth anniversary of such Initial Issuance Date (the "Optional Redemption Period"), the Corporation, at the option of the Board of Directors, may redeem from the holders of Series E Preferred Stock, at a redemption price of $1.00 per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, all or any portion of such shares of Series E Preferred Stock outstanding on such date. Written notice of such redemption of such shares of Series E Preferred Stock to be so redeemed shall be mailed, postage prepaid, to the holders of record of the shares to be so redeemed at their respective addresses then appearing on the books of the Corporation, not less than 45 nor more than 75 days prior to the date designated for such redemption, which shall occur during the Optional Redemption Period. In case the Corporation intends to redeem less than all of the outstanding shares of Series E Preferred Stock which are then eligible for redemption, the Corporation's notice shall so state and such redemption shall be made on or pro rata basis in accordance with each holder's respective holdings of Series E Preferred Stock. Such redemption by the Corporation shall be subject, however, to the right of each such holder to convert such holder's shares of Series E Preferred Stock into shares of Class A Common Stock pursuant to Section 5 by delivering the written conversion notice referred to in Section 5(c) at least 15 days prior to the date fixed for redemption.

                  (c) GENERAL. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series E Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series E Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series E Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no other shares of Series E Preferred Stock shall be issued in lieu thereof.

      32.   PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

                  (b) SERIES E PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series E Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of any outstanding Junior Stock, and PARI PASSU with any distribution of assets to the holders of outstanding Parity Stock, an amount in cash for each share of Series E Preferred Stock equal to $1.00 together with all accrued and unpaid dividend through the effective date of such liquidation, dissolution or winding up, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series E Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series E Preferred Stock as aforesaid shall be insufficient to permit the payment to them (together with any distributions to the holders of Parity Stock) of $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series E Preferred Stock and the Parity Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series E Preferred Stock and the Parity Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Junior Stock then outstanding according to their respective shares.

      33. CONVERSION. The Series E Preferred Stock shall be convertible into Class A Common Stock in accordance with the following provisions of this Section 5.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series E Preferred Stock shall have the right at such holder's option, at any time or from time to time from, to convert all or any part of his or her shares of Series E Preferred Stock into fully paid and nonassessable shares of Class A Common Stock, at the Conversion Price in effect on the Conversion Date, upon the terms hereinafter set forth.

                  (b) CONVERSION PRICE. The shares of Series E Preferred Stock shall be convertible into the number of shares of Class A Common Stock as is determined by multiplying the number of shares of Series E Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date.

                  (c) MECHANICS OF CONVERSION. The holder of any shares of
            Series E Preferred Stock may exercise the optional conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Class A Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (d) below. The person in whose name the certificate or certificates of Class A Common Stock are to be issued shall be deemed to have become a holder of record of such Class A Common Stock on the Conversion Date.

                  (d) FRACTIONAL SHARES. No fractional shares of Class A Common
            Stock or scrip shall be issued upon conversion of shares of Series E Preferred Stock.

            Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon conversion of any shares of Series E Preferred Stock, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series E Preferred Stock not converted into Class A Common Stock in an amount equal to $1.00 per share of Series E Preferred Stock.

                  (e) CONVERSION PRICE ADJUSTMENTS. The Conversion Base Price
            shall be subject to adjustment from time to time as follows:

                        (i) CERTAIN ISSUANCES OF EQUITY STOCK. If, as to any
                  shares of Series E Preferred Stock, at any time following the Initial Issuance Date for such shares, and while the Conversion Price is based upon the Conversion Base Price, the Corporation issues any Class A Common Stock, or any security or evidence of indebtedness which is convertible or exer-cisable into or exchangeable for Class A Common Stock (including, without limitation, any Class B Common Stock or any Preferred Stock), or any warrant, option or other right to subscribe for or purchase Class A Common Stock or any security or evidence of indebtedness which is convertible or exchangeable for Class A Common Stock (hereinafter, "Equity Stock"), other than Excluded Stock (as defined in clause (D) below), for a consideration per share less than the Baseline Price, then the Conversion Base Price shall immediately be reduced to a price per share determined by multiplying the Conversion Base Price then in effect by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Equity Stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the Baseline Price plus (y) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which is the total number of shares of Equity Stock of the Corporation outstanding immediately after such issue or sale multiplied by the Baseline Price. The number of shares of Equity Stock outstanding at any given time for the purposes of the foregoing computation means the shares of Class A Common Stock outstanding together with all shares of Class A Common Stock issuable upon conversion or exercise of any such Equity Stock, excluding any shares of Equity Stock previously outstanding that have been reacquired by the Corporation and constitute treasury shares.

                        For purposes of any adjustment of the Conversion Base
                  Price pursuant to this subparagraph (i) of this Section 5(e), the following provisions shall be applicable:

                              (A) CASH. In the case of the issuance of Equity
                        Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Equity Stock before deducting therefrom any discounts, commissions, taxes, legal and accounting fees or other expenses allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B) CONSIDERATION OTHER THAN CASH. In the case of
                        the issuance of Equity Stock (other than as described in clause (C) below) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors in good faith.

                              (C) OPTIONS AND CONVERTIBLE SECURITIES, ETC. In
                        the case of the issuance of (i) options, warrants or other rights to purchase or acquire Class A Common Stock or other Equity Stock (whether or not at the time exercisable), (ii) securities which by their terms are convertible or exercisable into or exchangeable for Class A Common Stock or other Equity Stock (whether or not at the time so convertible, exercisable or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
                              of Class A Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Class A Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the aggregate consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the aggregate minimum purchase price provided in such options, warrants or rights for the Class A Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                              of Class A Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                    (3) on any change in the number of shares of
                              Class A Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Base Price as then in effect shall forthwith be readjusted to such Conversion Base Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of the terms of such options, warrants, rights or convertible or exchangeable securities as so changed;

                                    (4) on the expiration or cancellation of any
                              such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Base Price shall have been adjusted upon the issuance thereof, the Conversion Base Price shall forthwith be readjusted to such Conversion Base Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Class A Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                    (5) regardless of whether the Conversion
                              Base Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Base Price shall be made for the actual issuance of Class A Common Stock upon the exercise, conversion or exchange thereof.

                              (D) EXCLUDED STOCK. For purposes hereof, "Excluded
                        Stock" means, for purposes of determining whether there shall be any adjustment in the Conversion Base Price pursuant to this subparagraph (i) as to any shares of Series E Preferred Stock, any shares of Common Stock that are issued or reserved for issuance by the Corporation (i) upon conversion, exercise or exchange of any Equity Stock that is outstanding on the Initial Issuance Date for such Shares; (ii) pursuant to a stock dividend, subdivision or split-up covered by subparagraph (ii) or (iii) of this Section 5(e); and
                        (iii) upon exercise of options issued to employees or directors of the Corporation or its subsidiaries, provided that (x) the exercise price thereof is not less than the fair market value per share of the Class A Common Stock determined in good faith by the Board of Directors at the time such options are granted, and (y) options covering no more than five percent (5%) of the fully diluted Class A Common Stock (assuming the full conversion, exercise and exchange of all Equity Stock then outstanding into shares of Class A Common Stock) may be issued under this clause (D) without causing an adjustment in the Conversion Base Price herein described.

                          (ii) STOCK DIVIDENDS. If the number of shares of Class
                  A Common Stock outstanding at any time after the issuance of any Series E Preferred Stock is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, and if the Conversion Price then in effect is based upon the Conversion Base Price, then immediately after the record date fixed for the determination of holders of Class A Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Base Price shall be appropriately decreased so that the holders of any shares of Series E Preferred Stock shall be entitled to receive the number of shares of Class A Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series E Preferred Stock been converted immediately prior thereto.

                         (iii) COMBINATION OF STOCK. If the number of shares of
                  Class A Common Stock outstanding at any time after issuance of any class of

                  Series E Preferred Stock is decreased by a combination of the outstanding shares of Class A Common Stock, and if the Conversion Price then in effect is based upon the Conversion Base Price then, immediately after the effective date of such combination, the Conversion Base Price shall be appropriately increased so that the holders of any shares of Series E Preferred Stock shall be entitled to receive the number of shares of Class A Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series E Preferred Stock been converted immediately prior thereto.

                        (iv) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Class A Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series E Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Class A Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series E Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Class A Common Stock remains outstanding) the shares of Class A Common Stock into which such share of Series E Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series E Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series E Preferred Stock. The subdivision or combination of shares of Class A Common Stock issuable upon conversion of shares of Series E Preferred Stock at any time outstanding into a greater or lesser number of shares of Class A Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Class A Common Stock of the Corporation for the purposes of this subparagraph (iv).

                         (v) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (e) to the contrary notwithstanding, no adjustment in the Conversion Base Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                          (vi) TIMING OF ISSUANCE OF ADDITIONAL CLASS A COMMON
                  STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (e) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED, HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                        (f) CERTAIN ADJUSTMENTS. In case of any adjustment in
                  the Conversion Base Price pursuant to this Section 5(e) at a time when the amount of the Conversion Base Price is due to increase at one or more future dates in accordance with the schedule contained within the definition of such term, then in addition to the adjustment of the Conversion Base Price then in effect, each subsequent increase therein contained within such definition shall be appropriately adjusted to give effect to provisions of this Section 5(e). In case, at a time when the Conversion Price is based upon the Market Price, the record date for any action of the type described subparagraph
                  (ii), (iii) or (iv) above occurs prior to a Conversion Date but after one or more of the trading days for which the Trading Price therefor is determined, then the Trading Price for each trading day occurring prior to such record date shall be appropriately adjusted in order to give effect to such action, in the manner provided in said subparagraph (ii),
                  (iii) or (iv), as the case may be.

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion
            Base Price shall be adjusted as provided in paragraph (e), the Corporation shall forthwith file, at the office of any transfer agent for the Series E Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Base Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series E Preferred Stock at his or her address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (h) below.

                  (h) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii),
            (iii) or (iv) of paragraph (e) above, the Corporation shall give notice to each holder of the Series E Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Base Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series E Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (i) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Class A Common Stock of the Corporation or other securities or property upon conversion of the shares of Series E Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series E Preferred Stock in respect of which such shares are being issued.

                  (j) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series E Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Class A Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series E Preferred Stock, sufficient shares of Class A Common Stock to provide for the conversion of all outstanding shares of Series E Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series E Preferred Stock.

                  (k) APPROVALS. If any shares of Class A Common Stock or other securities to be reserved for the purpose of conversion of shares of Series E Pre-ferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible use its commercially reasonable efforts to secure such registration or approval, as the case may be. The foregoing shall not be interpreted to require to Corporation to cause the registration of such shares under the Securities Act or the securities or blue laws of any state.

                  (l) VALID ISSUANCE. All shares of Class A Common Stock or
            other securities which may be issued upon conversion of the shares of Series E Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      34.   VOTING RIGHTS.

                  (a) GENERAL. At any annual or special meeting of stockholders or otherwise in respect of any matter submitted for the vote of stockholders generally, the holders of the Series E Preferred Stock shall be entitled to such number of votes (rounded down to the nearest whole vote) as shall be determined by multiplying (1) vote for each share of Series E Preferred Stock so held by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the record date for determining stockholders entitled to vote on such matter.

                  (b) SPECIAL VOTING REQUIREMENTS. Without limiting the
            generality of paragraph (a) above, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting together as a single class, either (i) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws or this Certificate of Designation, in any event so as to adversely affect the rights or powers of any of the Series E Preferred Stock as provided herein, or (ii) issue any Preferred Stock or other class or series of the Corporation's capital stock that is senior or preferential to the Series E Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

      35. REGISTRATION RIGHTS. Subject to paragraph (h) below and the other provisions of this Section 7, the holders of the Series E Preferred Stock shall be entitled to have their respective shares of Class A Common Stock issuable upon conversion of their Series E Preferred Stock included in any registration of Class A Common Stock under the Securities Act proposed by the Corporation.

                  (a) INCIDENTAL RIGHTS. If at any time or from time to time the
            Corporation proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement (whether on Form S-1, S-2 or S-3 or any equivalent form then in effect) for the registration under the Securities Act of any shares of Class A Common Stock for sale to the public by the Corporation or on behalf of a shareholder of the Corporation for cash (excluding any shares of Common Stock issuable by the Corporation upon the exercise of employee or director stock options or in connection with the merger or consolidation of the Corporation or one of its subsidiaries with one or more other corporations if the Corporation is the surviving corporation), the Corporation shall give each holder of the Series E Preferred Stock at least 30 days' prior written notice of the filing of the proposed registration statement. The notice shall include a list of the states and foreign jurisdictions, if any, in which the Corporation intends to qualify such shares, and shall also include the Corporation's estimate of the range of the offering price per share of Class A Common Stock. On the written request of any holder of the Series E Preferred Stock received by the Corporation within 15 days after the date of the Corporation's notice, the Corporation shall, subject to the conditions and in accordance with the procedures set forth in paragraphs (b) and (c) below, and at its own expense as provided in paragraph (e) below, include in the coverage of such registration statement and qualify for sale under the blue sky or securities laws of the various states, the number of shares (but not less than 5,000 shares, subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalizations or other similar corporate events) of Class A Common Stock (herein called the "Specified Shares") held (or to be held upon conversion of the Series E Preferred Stock) and so requested to be registered by each such holder; provided that if the managing underwriter for the Corporation indicates its belief in writing that the effect of including in the coverage of such registration statement all or part of the Specified Shares and the shares of Class A Common Stock requested to be so included by other stockholders having contractual registration rights ("Other Requesting Stockholders") will materially and adversely affect the sale of the shares of Class A Common Stock proposed to be sold by the Corporation (which statement of the managing underwriter shall also state the maximum number of shares (herein called the "Maximum Shares"), if any, which can be sold by such all such holders without materially and adversely affecting the sale of the shares proposed to be sold by the Corporation), then the number of Specified Shares which the holders of the Series E Preferred Stock and the Other Requesting Stockholders shall collectively have the right to include in such registration statement shall be reduced to the number of Maximum Shares set forth in such statement of the managing underwriter, such reduction to be effected on a pro rata basis in accordance with the number of all such shares requested to be so registered by the holders of the Series E Preferred Stock and the Other Requesting Stockholders.

                  Except as provided in paragraph (c) below, in no event shall the Corporation be required to amend any registration statement filed pursuant to this Section 7 after it has become effective or to amend or supplement any prospectus to permit the continued disposition of shares of Class A Common Stock registered under any registration statement.

                  The Corporation shall have the right to select any
            underwriters, including the managing underwriter, of any public offering of shares of Class A Common Stock subject to the provisions of this paragraph (a). Nothing in this paragraph (a) shall create any liability on the part of the Corporation to the holders of the Series E Preferred Stock if the Corporation for any reason should decide not to file such a registration statement.

                  The Corporation may withdraw any registration statement and abandon any proposed offering initiated by the Corporation without the consent of any holder of the Series E Preferred Stock, notwithstanding the request of any such holder to participate therein in accordance with this paragraph (a), if the Corporation determines that such action is in the best interests of the Corporation.

                  (b) CERTAIN REGISTRATION CONDITIONS. Any holder of Series E
            Preferred Stock requesting registration of Class A Common Stock into which such holder's Series E Preferred Stock is convertible pursuant to paragraph (a) of this Section 7 is hereafter referred to as a "Selling Stockholder." Anything in this Agreement to the contrary notwithstanding, the Corporation shall not be required to effect a registration of any Class A Common Stock of any Selling Stockholder pursuant to paragraph (a) of this Section 7, or file any post-effective amendment thereto:

                          (i) unless such Selling Stockholder agrees (x) to sell
                  and distribute a portion or all of his Class A Common Stock in accordance with the customary plan or plans of distribution adopted by and through underwriters, if any, acting for the Corporation, and (y) to bear a pro rata share of underwriter's discounts and commissions;

                         (ii) unless the Corporation and the underwriters for
                  the Corporation shall have received from such Selling Stockholder all such information as the Corporation and such underwriters may reasonably request from him concerning such Selling Stockholder to enable the Corporation to include in the registration statement all material facts required to be disclosed therein;

                        (iii) unless such Selling Stockholder is then entitled
                  to convert his shares of Series E Preferred Stock into Class A Common Stock and such Selling Stockholder in fact delivers the notice to elect to convert the Series E Preferred Stock into Class A Common Stock prior to or contemporaneously with the notice of such Selling Stockholder under paragraph (a) hereof; and

                         (iv) unless such Selling Stockholder, at the request of
                  the Corporation or its managing underwriter, agrees or acknowledges that such Selling Stockholder (x) has a present intention to sell such shares; (y) agrees to execute all consents, powers of attorney, registration statements and other documents required in order to cause such registration statement to become effective; and (z) agrees, if the offering is at the market, to give the Corporation written notice of the first bona fide offering of such shares and to use the prospectus forming a part of such registration statement for only a period of 90 days (or such longer period provided for in paragraph (c) below) unless such registration statement is on a form that complies with Rule 415.

                  (c) COVENANTS AND PROCEDURES. If the Corporation becomes
            obligated under the provisions of paragraph (a) of this Section 7 to effect registration of shares of Class A Common Stock on behalf of any Selling Stockholder, the following shall apply:

                           (i) The Corporation, at its own expense as provided
                  in paragraph (e), shall prepare and file with the Commission a registration statement covering such shares of Class A Common Stock and use its best efforts to cause such registration statement to become effective; and the Corporation will file such post-effective amendments to such registration statement (and use its best efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of such registration statement or for such longer period, not to exceed 180 days, as may be required by the Corporation or the managing underwriter under the plan or plans of distribution set forth in such registration statement. Each Selling Stockholder shall promptly provide the Corporation with such information with respect to such Selling Stockholder's shares of Class A Common Stock to be so registered and, if applicable, the proposed terms of the offering thereof as is required for such registration. Further, if the shares of Class A Common Stock to be covered by the registration statement are not to be sold to or through underwriters acting for the Corporation, the Corporation shall (x) deliver to each Selling Stockholder as promptly as practicable as many copies of preliminary prospectuses as such Selling Stockholder may reasonably request, and such Selling Stockholder shall keep a written record of the distribution of such preliminary prospectuses and shall refrain from delivery of such preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States, (y) deliver to each Selling Stockholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during such 90-day period, or such longer period as is herein provided, as many copies of the prospectuses required to be delivered in connection with the sale of shares of Class A Common Stock registered under the registration statement as such Selling Stockholder may reasonably request, and (z) in case of the happening, after the effective date of such registration statement and during such 90-day period (or such longer period specified above), of any event or occurrence which would be set forth in an amendment of or supplement to such prospectus to make any statements therein not misleading or to correct any misleading omissions, give each Selling Stockholder written notice thereof and prepare and furnish to such Selling Stockholder, in such quantities as he may reasonably request, copies of such amended prospectus or of such supplement to be attached to the prospectus in order that the prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii) On or prior to the date on which the registration
                  statement is declared effective, the Corporation shall use its best efforts to register or qualify, and cooperate with each Selling Stockholder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Class A Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Selling Stockholder or underwriter reasonably requests, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Class A Common Stock covered by the applicable registration statement; provided that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

                         (iii) The Corporation shall use its best efforts to
                  cause all of each Selling Stockholder's Class A Common Stock included in such registration statement to be listed, by the date of the first sale of such Class A Common Stock pursuant to such registration statement, on each securities exchange on which the Class A Common Stock of the Corporation is then listed or proposed to be listed, if any.

                          (iv) The Corporation shall make generally available to
                  each Selling Stockholder and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10- Q, 10-K, and 8-K under the Securities Exchange Act of 1934, as amended, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

                           (v) The Corporation shall cooperate with each Selling
                  Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Class A Common Stock to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Stockholder may request, subject to the underwriters' obligation to return any certificates representing securities not sold.

                          (vi) The Corporation shall use its best efforts to
                  cause each Selling Stockholder's Class A Common Stock covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable such Selling Stockholder or the underwriter or underwriters, if any, to consummate the disposition of such Class A Common Stock.

                         (vii) The Corporation shall make available for
                  inspection by each Selling Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Selling Stockholder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence, responsibility, and cause the Corporation's officers, directors and employees to supply all nonconfidential information reasonably requested by any such Inspector in connection with such registration statement. As a condition to providing such access, the Corporation may require that any and all Inspectors execute and deliver confidentiality agreements, in form and substance acceptable to the Corporation, and that confidentiality procedures be observed, all with respect to such information.

                        (viii) The Corporation shall use its best efforts to
                  obtain a "cold comfort" letter from the Corporation's independent public accountants, and an opinion of counsel for the Corporation, each in customary form and covering such matters of the type customarily covered by cold comfort letters and opinions of counsel in connection with public offerings of securities, as each Selling Stockholder reasonably requests.

                  (d)   INDEMNIFICATION.

                          (i) INDEMNIFICATION BY THE CORPORA-TION. In the event
                  of any registration under the Securities Act pursuant to this
                  Section 7 of shares of Class A Common Stock held by any Selling Stockholder, the Corporation will hold harmless each Selling Stockholder and each underwriter of such securities and each other person, if any, who controls each Selling Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including legal fees and costs of court), joint or several, to which such Selling Stockholder or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Selling Stockholder and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Corporation shall not be liable to any Selling Stockholder or his underwriters or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder or such underwriter specifically for use in the preparation thereof.

                         (ii) INDEMNIFICATION BY SELLING STOCK-HOLDERS. It shall
                  be a condition precedent to the obligation of the Corporation to include in any registration statement any shares of Class A Common Stock then held by a Selling Stockholder that the Corporation shall have received an undertaking reasonably satisfactory to it and its counsel from such Selling Stockholder to severally indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph (i) above) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter of such securities and any person who controls the Corporation or such underwriter within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Corporation through a written instrument duly executed by such Selling Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus or final prospectus or such amendment or supplement thereto.

                        (iii) INDEMNIFICATION PROCEDURES. Promptly after receipt
                  by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs (i) and (ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and provided that the indemnifying party in fact assumes such defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred after the date of such notice by the latter in connection with the defense thereof. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                         (iv) CONTRIBUTION. If the indemnification provided for
                  in this paragraph (d) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or a material omission, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. For purposes of the foregoing, it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subparagraph (iv), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Common Stock of such Selling Stockholder was offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) EXPENSES. All expenses incurred by the Corporation in
            connection with any registration statement covering shares of Class A Common Stock offered by the Selling Stockholders, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation and of its independent certified public accountants, the reasonable fees and disbursements of one counsel for collectively all Selling Stockholders and Other Requesting Stockholders whose stock is included in such registration, and the expense of qualifying such shares under state blue sky laws, shall be borne by the Corporation; provided, however, that all underwriter's discounts and commissions relating to the shares of Class A Common Stock to be sold by the Selling Stockholders shall be borne by the Selling Stockholders.

                  (f) DISPOSITIONS DURING REGISTRATION. Upon written request by the Corporation, the Selling Stockholders will agree, upon the registration of any of each such Selling Stockholder's shares of Class A Common Stock or the Class A

            Common Stock issued by the Corporation, not to sell or otherwise dispose of any shares of Stock (other than Class A Common Stock covered by such registration, which may be sold in accordance with the plan or plans of distribution described in the registration statement) owned by each such Selling Stockholder for a period of 90 days following the effective date of such registration statement, or for such longer period (not to exceed 180 days) as may be required under the plan or plans of distribution set forth in such registration statement.

                  (g) RIGHTS TRANSFERABLE. The foregoing registration rights and benefits set forth in this Section 7, including indemnification by the Corporation, shall be transferable by each holder of the Series E Preferred Stock in connection with the transfer by any such holder of Series E Preferred Stock convertible into not less than 10,000 shares (subject to adjustment to give effect to any stock dividends, splits or combinations, recapitalization or other similar corporate events) of Class A Common Stock, otherwise than pursuant to a registration statement of the Corporation in connection with a public offering of Class A Common Stock.

                  (h) TERM OF REGISTRATION RIGHTS. The registration rights
            granted pursuant to this Section 7 shall be effective for a period commencing upon the Initial Issuance Date and ending on (i) as to any holder of Series E Preferred Stock, upon either (A) such holder's written consent, (B) the date such holder holds, together with such holder's Affiliates, less than 10,000 shares (subject to adjustment as described in paragraph (g) above) of Class A Common Stock determined on a fully diluted basis, or (c) the date such holder is able to dispose of all shares of Class A Common Stock that such holder may acquire upon conversion of the Series E Preferred Stock within a single three-month period under Rule 144 promulgated under the Securities Act; and (ii) as to all holders of the Series E Preferred Stock, on December 31, 2006. For purposes of the foregoing, an "Affiliate" of a person shall mean (a) any member of the immediate family of such person, including parents, siblings, spouse and lineal descendants (including those by adoption); the parents, siblings, spouse, or lineal descendants (including those by adoption) of such immediate family member; and in any such case any trust whose primary beneficiary is such person or one or more members of such immediate family and/or such person's lineal descendants; (b) the legal representative or guardian of such person or of any such immediate family members in the event such person or any such immediate family members becomes mentally incompetent; and
            (c) any person, corporation or other entity controlling, controlled by or under common control with such person. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person, corporation or other entity.

      36. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series E Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate to be signed by Melvin C. Payne, its President, as of the 30th day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By:__________________________________
                                       MELVIN C. PAYNE, President

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES F PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            PURSUANT to Section 151(g) of the General Corporation Law of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, such Board of Directors by written unanimous consent dated October 30, 1996, duly adopted a resolution providing for the issuance of a series of Twenty Million (20,000,000) shares of the Corporation's Preferred Stock, $.01 par value per share, to be designated "Series F Preferred Stock", and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

            RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.01 par value per share, designated "Series F Preferred Stock" (herein referred to as "Series F Preferred Stock"), consisting of Twenty Million (20,000,000) shares, each of the par value of $.01 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

      37. DEFINITIONS. For purposes hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Base Conversion Price" shall mean:

                        (i) in the case of Designated Preferred Stock, the
                  following:

                              (A) $15.00, if the Conversion Date occurs on or
                        before March 31, 1997;

                              (B) $16.00, if the Conversion Date occurs between
                        April 1, 1997 and December 31, 1997, inclusive;

                              (C) $17.00, if the Conversion Date occurs between
                        January 1, 1998 and December 31, 1998, inclusive;

                              (D) $18.00, if the Conversion Date occurs between
                        January 1, 1999 and December 31, 1999, inclusive;

                              (E) $19.00, if the Conversion Date occurs between
                        January 1, 2000 and December 31, 2000, inclusive; and

                              (F) $20.00, if the Conversion Date occurs between
                        January 1, 2001 and December 31, 2001, inclusive;

                      (ii) in the case of all Series F Preferred Stock which is
                  not Designated Preferred Stock, the following:

                              (A) $16.00, if the Conversion Date occurs between
                        on or before December 31, 1997;

                              (B) $17.00, if the Conversion Date occurs between
                        January 1, 1998 and December 31, 1998, inclusive;

                              (C) $18.00, if the Conversion Date occurs between
                        January 1, 1999 and December 31, 1999, inclusive;

                              (D) $19.00, if the Conversion Date occurs between
                        January 1, 2000 and December 31, 2000, inclusive; and

                              (E) $20.00, if the Conversion Date occurs between
                        January 1, 2001 and December 31, 2001, inclusive.

                        The foregoing shall be subject to adjustment in the
                  manner provided in Section 5 hereof.

                  (b) "Board of Directors" means the Board of Directors of the
            Corporation.

                  (c) "Class A Common Stock" means the Corporation's Class A
            Common Stock, par value $.01 per share.

                  (d) "Class B Common Stock" means the Corporation's Class B
            Common Stock, par value $.01 per share.

                  (e) "Common Stock" means, collectively, shares of Class A
            Common Stock and Class B Common Stock.

                  (f) "Conversion Date" has the meaning specified in Section
            5(c).

                  (g) "Conversion Price" means:

                        (i) if the Conversion Date occurs on or before December
                  31, 2001, the Base Conversion Price; and

                        (ii) if the Conversion Date occurs on or after January
                  1, 2002, the Market Price.

                  (h) "Designated Preferred Stock" means those shares, if any, of the outstanding Series F Preferred Stock which are specially designated by the Board of Directors to constitute "Designated Preferred Stock" for purposes of the determination of the Base Conversion Price applicable thereto as determined in accordance with paragraph (a) above. Any shares to be so designated as Designated Preferred Stock shall be specially designated as such by resolution of the Board of Directors and set forth in the minutes of the Board of Directors at which such shares are authorized to be issued, and shall be conclusively evidenced (absent manifest error) by a notation to such effect on the face of each certificate representing such shares. Designated Preferred Stock shall in all respects have the same voting powers, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions as other Series F Preferred Stock, except as to the determination of the Base Conversion Price.

                  (i) "Dividend Rate" shall mean an annual rate determined as follows:

                        (i) $.0400 for all periods while the Series F Preferred
                  Stock is outstanding on or before December 31, 1997;

                        (ii) $.0420 for the period between January 1, 1998 and
                  December 31, 1998, inclusive;

                        (iii) $.0441 for the period between January 1, 1999 and
                  December 31, 1999, inclusive;

                        (iv) $.0463 for the period between January 1, 2000 and
                  December 31, 2000, inclusive; and

                        (v) $.0486 for all periods on and after January 1, 2001
                  for so long as the Series F Preferred Stock is outstanding.

                  (j) "Junior Stock" means shares of Common Stock, shares of the
            Corporation's Series D Preferred Stock, $.01 par value, and shares of any other class or series of the Corporation's capital stock which by its terms is junior or subordinate to the Series F Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (k) "Market Price" means the average Trading Price of a share of Class A Common Stock for the ten trading days of the Class A Common Stock preceding the Conversion Date. If during such ten-day period the Class A Common Stock is not traded on a national securities exchange or over-the-counter and reported on NASDAQ, then Market Value shall be the fair market value of a share of Class A Common Stock as reasonably determined in good faith by the Board of Directors.

                  (l) The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  (m) "Parity Stock" means the Corporation's Series E Preferred
            Stock, $.01 par value, and any other class or series of the Corporation's stock (other than Common Stock) which by its terms is neither subordinate nor superior to or in preference of the Series F Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation.

                  (n) "Preferred Stock" means shares of any series of the
            Corporation's Preferred Stock, $.01 par value per share.

                  (o) "Restricted Payment" means the declaration or making by the Corporation of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of Series F Preferred Stock, other than dividends payable in shares of Common Stock.

                  (p) "Senior Credit Documents" means the Credit Agreement dated effective August 13, 1996 among the Company, NationsBank of Texas, N.A., as administrative agent, Provident Services, Inc., as documentation agent, and the "Lenders" named therein, together with
            (i) all amendments, restatements, modifications and supplements thereto, and (ii) all replacements therefor, including (without limitation) any refinancings of the indebtedness under such Credit Agreement.

                  (q) "Series F Preferred Stock" means the series of Preferred
            Stock designated by the Corporation as its Series F Preferred Stock, $.01 par value per share.

                  (r) "Trading Price" means, on any trading day for the Class A
            Common Stock, (i) if the Class A Common Stock is traded on a national securities exchange on such trading day, then the closing price on such trading day as reflected in the consolidated trading tables of the WALL STREET JOURNAL or any other appropriate publication, (ii) if the Class A Common Stock is traded over-the-counter and reported on the NASDAQ National Market System, then the average of the high and low sales prices on such trading day as reported in such publication or, if not so published, then as reported by the NASDAQ National Market System, or (iii) if the Class A Common Stock is not traded on a national securities exchange or in the NASDAQ National Market System on such trading day, then the representative bid and asked prices at the end of such trading day in such market as reported by NASDAQ.

                  (s) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

      38.   DIVIDENDS.

                  (a) SERIES F PREFERRED STOCK. The holders of Series F
            Preferred Stock, in preference to the holders of Junior Stock, shall be entitled to receive in respect of each such share of Series F Preferred Stock, but only out of any funds legally available for the declaration of dividends, cumulative, preferential dividends in cash at an annual rate equal to the Dividend Rate, payable quarter-annually on or before the last calendar day of each March, June, September and December in each year in which the Series F Preferred Stock is outstanding. Such dividends shall commence to accrue on the shares of Series F Preferred Stock and be cumulative from and after the date of issuance of such shares of Series F Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter whether or not declared or if the Corporation has earnings. Notwithstanding that the Corporation may not have sufficient surplus or income in order to pay any such dividends on the Series F Preferred Stock, such dividends shall continue to accrue and to accumulate until paid in full. So long as any shares of Series F Preferred Stock remain outstanding, if the Corporation shall not pay any dividends on the Series F Preferred Stock on the date due, then no dividends or distributions shall be paid upon, or declared or set apart for, any Junior Stock or Parity Stock, nor shall any Junior Stock or Parity Stock be purchased, redeemed, retired or otherwise acquired by the Corporation or any of its consolidated subsidiaries, unless and until in either case all past due, cumulative dividends on the then outstanding shares of Series F Preferred Stock for all past dividend periods shall have been or concurrently shall be paid; provided, however, that the foregoing shall not prevent or impair (i) the payment or declaration of dividends or distributions on Junior Stock to the extent payable solely in shares of Junior Stock, and the payment or declaration of dividends or distributions on Parity Stock to the extent payable solely in shares of Junior Stock; (ii) the Corporation's purchase, redemption or acquisition of Parity Stock outstanding on the date of first issuance of the Series F Preferred Stock, but only to the extent in accordance with regularly scheduled dates set for any such purchase, redemption or acquisition in accordance with the terms applicable to such Parity Stock; or (iii) redemptions of shares of Series D Preferred Stock outstanding on the date of first issuance of the Series F Preferred Stock, but only to the extent that (x) the Corporation's obligation to redeem such shares or pay regularly scheduled dividends thereon is secured by a standby letter of credit, and (y) such redemption is deemed to occur in connection with a draw upon such letter of credit by or on behalf of the holder(s) of such shares.

                  (b) OTHER STOCK. Subject to paragraph (a) above, (i) dividends may be declared and paid on Junior Stock and Parity Stock, and (ii) Junior Stock and Parity Stock may be purchased, retired or otherwise acquired, when and as determined by the Board of Directors, out of any funds legally available for such purposes.

                  (c) RESTRICTED PAYMENTS. Notwithstanding the foregoing
            provisions of this Section 2 and the provisions of Section 3 below, the Corporation shall not declare or pay, and no holder of the Series F Preferred Stock shall be entitled to receive or retain, any Restricted Payment in respect of shares of Series F Preferred Stock if, at the time of such Restricted Payment, such holder has received written notice from any lender under the Senior Credit Documents, or from the Corporation, that an event of default (within the meaning of the Senior Credit

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            Documents) has occurred and is then continuing and that Restricted
            Payments should be blocked. Such blockage period shall continue (i) indefinitely after receipt of any such notice, if the event of default specified therein results from any default in the payment by the Corporation of any obligations under any Senior Credit Document, whether by maturity, acceleration, or otherwise, for so long as such event of default shall continue, or (ii) in the case of any other event of default, for a period of 180 days after such holder's receipt of any such notice. This paragraph does not have the intent or effect of impairing, as between the Corporation and the holders of the Series F Preferred Stock, the obligation of the Corporation, which is unconditional and absolute (subject to the other provisions hereof), to declare and pay dividends and to redeem shares of Series F Preferred Stock, at such times and in the manner herein specified. The Corporation agrees that other Parity Stock issued by it shall, so long as the foregoing provisions of this paragraph (c) apply to the Series F Preferred Stock, contain restrictions on such Parity Stock equivalent to the foregoing provisions of this paragraph (c).

      39.   REDEMPTION.

                  (a) MANDATORY REDEMPTION. On December 31, 2007, the
            Corporation shall redeem all of the shares of Series F Preferred Stock then outstanding (subject, however, to the right of the holders of the Series F Preferred Stock to convert their shares pursuant to Section 5 by providing the written conversion notice referred to in Section 5(c) below on or before November 30, 2007), at a redemption price of $1.00 per share, together with all accrued and unpaid dividends through the effective date of redemption.

                  (b) NO OPTIONAL REDEMPTION. The Corporation shall not have the right to redeem the Series F Preferred Stock except in accordance with paragraph (a) above.

                  (c) GENERAL. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series F Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series F Preferred Stock redeemed by the Corporation pursuant to this Section 3, or shares of Series F Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be cancelled and retired in the manner provided by the laws of the State of Delaware, and no other shares of Series F Preferred Stock shall be issued in lieu thereof.

      40.   PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 4.

                  (b) SERIES F PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series F Preferred Stock shall be entitled to receive, before any distribution of the assets of the Corporation shall be made in respect of any outstanding Junior Stock, and PARI PASSU with any distribution of assets to the holders of outstanding Parity Stock, an amount in cash for each share of Series F Preferred Stock equal to $1.00 together with all accrued and unpaid dividends through the effective date of such liquidation, dissolution or winding up, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series F Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series F Preferred Stock as aforesaid shall be insufficient to permit the payment to them (together with any distributions to the holders of Parity Stock) of $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series F Preferred Stock and the Parity Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series F Preferred Stock and the Parity Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Junior Stock then outstanding according to their respective shares.

      41. CONVERSION. The Series F Preferred Stock shall be convertible into Class A Common Stock in accordance with the following provisions of this Section 5.

                  (a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 5, each holder of shares of Series F Preferred Stock shall have the right at such holder's option, at any time or from time to time from, to convert all or any part of his or her shares of Series F Preferred Stock into fully paid and nonassessable shares of Class A Common Stock, at the Conversion Price in effect on the Conversion Date, upon the terms hereinafter set forth.

                  (b) CONVERSION PRICE. The shares of Series F Preferred Stock shall be convertible into the number of shares of Class A Common Stock as is determined by multiplying the number of shares of Series F Preferred Stock to be converted by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the Conversion Date.

                  (c) MECHANICS OF CONVERSION. The holder of any shares of
            Series F Preferred Stock may exercise the optional conversion right specified in paragraph (a) above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Optional conversion under paragraph (a) shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted has been delivered; any such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holders a certificate or certificates for the number of full shares of Class A Common Stock to which such holders are entitled rounded down to the next whole share as provided in paragraph (d) below. The person in whose name the certificate or certificates of Class A Common Stock are to be issued shall be deemed to have become a holder of record of such Class A Common Stock on the Conversion Date.

                  (d) FRACTIONAL SHARES. No fractional shares of Class A Common
            Stock or scrip shall be issued upon conversion of shares of Series F Preferred Stock. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon conversion of any shares of Series F Preferred Stock, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be reduced to the next lowest number of whole shares, and the Corporation will pay a cash adjustment in respect of any surrendered shares of Series F Preferred Stock not converted into Class A Common Stock in an amount equal to the number of shares of Series F Preferred Stock not so converted multiplied by a fraction, the numerator of which is the Market Price on the Conversion Date and the denominator of which is the Conversion Price on the Conversion Date.

                  (e) CONVERSION PRICE ADJUSTMENTS. The Base Conversion Price
            shall be subject to adjustment from time to time as follows:

                        (i) CERTAIN ISSUANCES OF EQUITY STOCK. If, at any time
                  following issuance of any Series F Preferred Stock while the Conversion Price is based upon the Base Conversion Price, the Corporation issues any Class A Common Stock, or any security or evidence of indebtedness which is convertible or exercisable into or exchangeable for Class A Common Stock (including, without limitation, any Class B Common Stock or any Preferred Stock), or any warrant, option or other right to subscribe for or purchase Class A Common Stock or any security or evidence of indebtedness which is convertible or exchangeable for Class A Common Stock (hereinafter, "Equity Stock"), other than Excluded Stock (as defined in clause (D) below), for a consideration per share less than the Base Conversion Price then in effect (as adjusted as provided in this Section 5), then the Base Conversion Price shall immediately be reduced to a price per share determined by multiplying the Base Conversion Price then in effect by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Equity Stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the Base Conversion Price in effect immediately prior to such issuance or sale plus (y) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which is the total number of shares of Equity Stock of the Corporation outstanding immediately after such issue or sale multiplied by the Base Conversion Price. The number of shares of Equity Stock outstanding at any given time for the purposes of the foregoing computation means the shares of Class A Common Stock outstanding together with all shares of Class A Common Stock issuable upon conversion or exercise of any such Equity Stock, excluding any shares of Equity Stock previously outstanding that have been reacquired by the Corporation and constitute treasury shares.

                        For purposes of any adjustment of the Base Conversion
                  Price pursuant to this subparagraph (i) of this Section 5(e), the following provisions shall be applicable:

                              (A) CASH. In the case of the issuance of Equity
                        Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Equity Stock before deducting therefrom any discounts, commissions, taxes, legal and accounting fees or other expenses allowed, paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B) CONSIDERATION OTHER THAN CASH. In the case of
                        the issuance of Equity Stock (other than as described in clause (C) below) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors in good faith.

                              (C) OPTIONS AND CONVERTIBLE SECURITIES, ETC. In
                        the case of the issuance of (i) options, warrants or other rights to purchase or acquire Class A Common Stock or other Equity Stock (whether or not at the time exercisable), (ii) securities which by their terms are convertible or exercisable into or exchangeable for Class A Common Stock or other Equity Stock (whether or not at the time so convertible, exercisable or exchangeable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (1) the aggregate maximum number of shares
                              of Class A Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Class A Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the aggregate consideration (determined in the manner provided in clauses (A) and (B) above), if any, received by the Corporation upon the issuance of such options, warrants or rights plus the aggregate minimum purchase price provided in such options, warrants or rights for the Class A Common Stock covered thereby;

                                    (2) the aggregate maximum number of shares
                              of Class A Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in clauses (A) and (B) above);

                                    (3) on any change in the number of shares of
                              Class A Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Base Conversion Price as then in effect shall forthwith be readjusted to such Base Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of the terms of such options, warrants, rights or convertible or exchangeable securities as so changed;

                                    (4) on the expiration or cancellation of any
                              such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Base Conversion Price shall have been adjusted upon the issuance thereof, the Base Conversion Price shall forthwith be readjusted to such Base Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Class A Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                    (5) regardless of whether the Base
                              Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Base Conversion Price shall be made for the actual issuance of Class A Common Stock upon the exercise, conversion or exchange thereof;

                              provided, however, that no adjustment pursuant to clause (C) shall have the effect of increasing the Base Conversion Price above the initial Base Conversion Price.

                              (D) EXCLUDED STOCK. For purposes hereof, "Excluded
                        Stock" means shares of Common Stock issued or reserved for issuance by the Corporation (i) upon conversion, exercise or exchange of any Equity Stock that is outstanding as of September 30, 1996; (ii) pursuant to a stock dividend, subdivision or split-up covered by subparagraph (ii) or (iii) of this Section 5(e); and
                        (iii) upon exercise of options issued to employees or directors of the Corporation or its subsidiaries, provided that (x) the exercise price thereof is not less than the fair market value per share of the Class A Common Stock determined in good faith by the Board of Directors at the time such options are granted, and (y) options covering no more than five percent (5%) of the fully diluted Class A Common Stock may be issued under this clause (iii) without causing an adjustment in the Base Conversion Price herein described.

                          (ii) STOCK DIVIDENDS. If the number of shares of Class
                  A Common Stock outstanding at any time after the issuance of any Series F Preferred Stock is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, and if the Conversion Price then in effect is based upon the Base Conversion Price, then immediately after the record date fixed for the determination of holders of Class A Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Base Conversion Price shall be appropriately decreased so that the holders of any shares of Series F Preferred Stock shall be entitled to receive the number of shares of Class A Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series F Preferred Stock been converted immediately prior thereto.

                         (iii) COMBINATION OF STOCK. If the number of shares of
                  Class A Common Stock outstanding at any time after issuance of any class of Series F Preferred Stock is decreased by a combination of the outstanding shares of Class A Common Stock, and if the Conversion Price then in effect is based upon the Base Conversion Price then, immediately after the effective date of such combination, the Base Conversion Price shall be appropriately increased so that the holders of any shares of Series F Preferred Stock shall be entitled to receive the number of shares of Class A Common Stock of the Corporation which they would have owned immediately following such action had such shares of Series F Preferred Stock been converted immediately prior thereto.

                        (iv) REORGANIZATIONS. In case of any capital
                  reorganization of the Corporation, or of any reclassification of the Class A Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other corporation, partnership or other business entity in which the Corporation is not the survivor, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other corporation, partnership or other business entity, each share of Series F Preferred Stock shall, after such capital reorganization, reclassification, consolidation, merger, sale or lease, be convertible into the number of shares of stock or other securities or property to which the Class A Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale or lease) upon conversion of such share of Series F Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale or lease in place of (or in addition to, in the case of any such event after which Class A Common Stock remains outstanding) the shares of Class A Common Stock into which such share of Series F Preferred Stock would otherwise have been convertible; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any share of stock or other securities or property thereafter deliverable on the conversion of the shares of Series F Preferred Stock, and such shares so deliverable shall be entitled, as nearly as practicable, to the same rights, preferences and privileges and the benefits of the same restrictions as those which the shares of Series F Preferred Stock were so entitled immediately prior thereto. The subdivision or combination of shares of Class A Common Stock issuable upon conversion of shares of Series F Preferred Stock at any time outstanding into a greater or lesser number of shares of Class A Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Class A Common Stock of the Corporation for the purposes of this subparagraph (iv).

                         (v) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENT. All
                  calculations under this paragraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph (e) to the contrary notwithstanding, no adjustment in the Base Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                          (vi) TIMING OF ISSUANCE OF ADDITIONAL CLASS A COMMON
                  STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this paragraph (e) requires that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any shares of Series F Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; PROVIDED, HOWEVER that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                        (f) CERTAIN ADJUSTMENTS. In case of any adjustment in
                  the Conversion Base Price pursuant to this Section 5(e) at a time when the amount of the Conversion Base Price is due to increase at one or more future dates in accordance with the schedule contained within the definition of such term, then in addition to the adjustment of the Base Conversion Price then in effect, each subsequent increase therein contained within such definition shall be appropriately adjusted to give effect to provisions of this Section 5(e). In case, at a time when the Conversion Price is based upon the Market Price, the record date for any action of the type described subparagraph
                  (ii), (iii) or (iv) above occurs prior to a Conversion Date but after one or more of the trading days for which the Trading Price therefor is determined, then the Trading Price for each trading day occurring prior to such record date shall be appropriately adjusted in order to give effect to such action, in the manner provided in said subparagraph (ii),
                  (iii) or (iv), as the case may be.

                  (g) STATEMENT REGARDING ADJUSTMENTS. Whenever the Base
            Conversion Price shall be adjusted as provided in paragraph (e), the Corporation shall forthwith file, at the office of any transfer agent for the Series F Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Base Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of the Series F Preferred Stock at his or her address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph (h) below.

                  (h) NOTICE TO HOLDERS. In the event the Corporation proposes to take any action of the type described in subparagraph (i), (ii),
            (iii) or (iv) of paragraph (e) above, the Corporation shall give notice to each holder of the Series F Preferred Stock in the manner set forth in subparagraph (f) above, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Base Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series F Preferred

            Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

                  (i) COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Class A Common Stock of the Corporation or other securities or property upon conversion of the shares of Series F Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Series F Preferred Stock in respect of which such shares are being issued.

                  (j) RESERVATION OF SHARES. The Corporation shall reserve at all times so long as any shares of Series F Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Class A Common Stock, or both, solely for the purpose of effecting the conversion of shares of Series F Preferred Stock, sufficient shares of Class A Common Stock to provide for the conversion of all outstanding shares of Series F Preferred Stock and set aside and keep available any other property deliverable upon conversion of all outstanding shares of Series F Preferred Stock.

                  (k) APPROVALS. If any shares of Class A Common Stock or other securities to be reserved for the purpose of conversion of shares of Series F Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible use its commercially reasonable efforts to secure such registration or approval, as the case may be. The foregoing shall not be interpreted to require the Corporation to cause the registration of such shares under the Securities Act of 1933, as amended, or the securities or blue laws of any state.

                  (l) VALID ISSUANCE. All shares of Class A Common Stock or
            other securities which may be issued upon conversion of the shares of Series F Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      42.   VOTING RIGHTS.

                  (a) GENERAL. At any annual or special meeting of stockholders or otherwise in respect of any matter submitted for the vote of stockholders generally, the holders of the Series F Preferred Stock shall be entitled to such number of votes (or fractions thereof) as shall be determined by multiplying (1) vote for each share of Series F Preferred Stock so held by a fraction, the numerator of which is $1.00 and the denominator of which is the Conversion Price in effect on the record date for determining stockholders entitled to vote on such matter.

                  (b) BOARD REPRESENTATION. For so long as the Minimum
            Investment (as hereafter delivered) shall be maintained, the holders of the Series F Preferred Stock, in addition to any other voting rights herein specified, shall be entitled to vote (voting together as if a class, by a majority of the outstanding shares thereof) for the election to the Board of Directors of one (1) member thereof. Provided, however, that the person so elected by the holders of the Series F Preferred Stock may be only Mark Wilson (and no other person) for so long as Mark Wilson is alive or is not prevented for an indefinite period of time by a physical or mental impairment from performing the essential functions attendant to a position on the Board of Directors, and in case of the death or such a disability of Mark Wilson, then the holders of the Series F Preferred Stock shall be entitled, for so long as the Minimum Investment is maintained and subject to the provisions hereof, to elect such other person, who shall have more than a nominal amount of experience and knowledge concerning the conduct of publicly held corporations, to such position on the Board of Directors. The director so elected by the holders of Series F Preferred Stock shall be a Class III Director, within the meaning of the Corporation's Certificate of Incorporation, so long as such classification is used and applicable to the Board of Directors. For so long as the Minimum Investment is maintained, the director elected by the holders of the Series F Preferred Stock may be removed only (i) for cause by the affirmative vote of the holders of not less than 80% of the votes of the outstanding shares of the class or classes of stock then entitled to be voted for the election of directors, in accordance with the terms and procedures provided in the Corporation's Certificate of Incorporation, provided that the holders of a majority of the outstanding Series F Preferred Stock shall be entitled to vote for a replacement director (who shall have the minimum experience and knowledge referred to above) to fill the vacancy created by such removal, or (ii) by the affirmative vote of the holders of a majority of the outstanding Series F Preferred Stock (subject to the above provisions regarding Mark Wilson). At such time as the Minimum Investment has no longer been maintained, the special voting rights under this paragraph (b) shall terminate, but the person elected to the Board of Directors by the holders of the Series F Preferred Stock shall not thereby automatically be removed from office, but rather shall continue to hold office in accordance with the Corporation's Certificate of Incorporation and Bylaws. For purposes hereof, the term "Minimum Investment" means the holding by those persons who have acquired Series F Preferred Stock upon the original issuance thereof, together with their affiliates, of at least

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
            $7,000,000 in shares of Series F Preferred Stock, shares of Class A Common Stock, or any combination thereof, each share of Series F Preferred Stock being deemed to have a value of $1.00 per share and each share of Class A Common Stock being deemed to have a value of $15.00 per share, for such purposes. An "affiliate" of a person means one who controls, is controlled by or is under common control with that person.

                  (c) SPECIAL VOTING REQUIREMENTS. Without limiting the
            generality of paragraph (a) above, the Corporation shall not, without the consent of the holders of at least a majority of the outstanding shares of Series F Preferred Stock, voting together as a single class, either (i) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws or this Certificate of Designation, in any event so as to adversely affect the rights, powers, preferences or privileges or restrictions provided for the benefit of any of the Series F Preferred Stock as provided herein, or (ii) issue any Preferred Stock or other class or series of the Corporation's capital stock that is senior or preferential to the Series F Preferred Stock in any distribution of the Corporation's assets in connection with the liquidation, dissolution or winding up of the affairs of the Corporation, or issue any bonds, debentures or other obligations convertible or exchangeable for, or having the right to purchase, such senior or preferential stock, or reclassify any Junior Stock into stock having such senior or preferential rights.

      43. EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate to be signed by Melvin C. Payne, its President, as of the 30th day of October, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By:__________________________________
                                       MELVIN C. PAYNE, President

                                     AMENDED

                    CERTIFICATE OF DESIGNATION, PREFERENCES,
                             RIGHTS AND LIMITATIONS

                                       OF

                            SERIES F PREFERRED STOCK

                                       OF

                             CARRIAGE SERVICES, INC.

            Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CARRIAGE SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (herein referred to as the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: That the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series F Preferred Stock ("Series F Preferred Stock"), consisting of up to 20,000,000 shares, pursuant to the Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on November 6, 1996 (the "Series F Designation"), and no shares of Series F Preferred Stock have been issued;

            SECOND: That pursuant to authority granted to the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors by unanimous consent dated December 10, 1996 duly adopted a resolution providing for an amendment to the Certificate of Designation, Preferences, Rights and Limitations of the Corporation's Series F Preferred Stock, which resolution is as follows:

            WHEREAS, the Corporation has previously established and designated a series of Preferred Stock, $.01 par value, designated as its Series F Preferred Stock ("Series F Preferred Stock"), consisting of up to 20,000,000 shares, pursuant to the

      Certificate of Designation, Preferences, Rights and Limitations filed with the Secretary of State of Delaware on November 6, 1996 (the "Series F Designation"); and

            WHEREAS, no shares of Series F Preferred Stock have been issued, and the Board of Directors deems it in the Corporation's best interests that the Series F Designation be amended in certain respects;

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, there is hereby added to Section 2 of the Series F Designation a new paragraph (d), which paragraph (d) of said Section 2 shall read as follows:

                  "(d) DIVIDENDS UPON CONVERSION. In no event shall any
            conversion of shares of Series F Preferred Stock have the effect of extinguishing any accrued and unpaid dividends on such shares through the Conversion Date referred to in Section 5(c). In case of any such conversion, accrued and unpaid dividends on the outstanding Series F Preferred Stock through the Conversion Date shall remain due and owing, provided that such dividends for the prorated period in the applicable quarter-annual period shall nonetheless remain payable on or before the regular date called for the payment of dividends as specified in paragraph (a) above. No dividends shall accrue or be payable in respect of any Series F Preferred Stock from and after the Conversion Date."

            THIRD: The designation of the Series F Preferred Stock as such will not change as a result of the foregoing amendment.

            IN WITNESS WHEREOF, CARRIAGE SERVICES, INC. has caused this Certificate to be signed by Melvin C. Payne, its President, as of the ____ day of December, 1996.

                                    CARRIAGE SERVICES, INC.

                                    By:__________________________________
                                       MELVIN C. PAYNE,
                                       Chief Executive Officer

                                      -125-